Exhibit 4.34

PUBLIC SERVICE COMPANY
OF COLORADO
TO
MORGAN GUARANTY TRUST COMPANY
OF NEW YORK
Trustee

Indenture

Dated as of October 1, 1993

PUBLIC SERVICE COMPANY OF COLORADO
Reconciliation and Tie between Trust Indenture Act of 1939
and Indenture, dated as of October 1, 1993

Trust Indenture Act Section	Indenture Section(s)

§310(a)(1)	1109
(a)(2)	1109
(a)(3)	1114(b)
(a)(4)	Not Applicable
(b)	1108, 1110
§311(a)	1113
(b)	1113
(c)	1113
§312(a)	1201
(b)	1201
(c)	1201
§313(a)	1202
(b)	1202
(c)	1202
(d)	1202
§314(a)	1202, 610
(b)	608
(c)(1)	105
(c)(2)	105
(c)(3)	103
(d)	803, 804, 810
(e)	105
§315(a)	1101, 1103
(b)	1102
(c)	1101
(d)	1101
(e)	1018
§316(a)	1018, 1017
(a)(1)(A)	1002, 1016
(a)(1)(B)	1017
(a)(2)	Not Applicable
(b)	1012
§317(a)(1)	1006
(a)(2)	1009
(b)	603
§318(a)	110

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- ii -

	Government Obligations	9
	Holder	10
	Indenture	10
	Independent	10
	Independent Expert's Certificate	10
	Interest Payment Date	10
	Investment Securities	10
	Lien	11
	Maturity	11
	Mortgaged Property	11
	Net Earnings Certificate	11
	Officer's Certificate	11
	Opinion of Counsel	11
	Outstanding	12
	Outstanding	13
	Paying Agent	13
	Periodic Offering	13
	Permitted Liens	13
	Person	15
	Place of Payment	15
	Predecessor Security	15
	Prepaid Lien	15
	Property Additions	16
	PSCO 1939 Mortgage	16
	Redemption Date	16
	Redemption Price	16
	Regular Record Date	16
	Required Currency	16
	Responsible Officer	16
	Retained Interests	16
	Retired Securities	16
	Securities	16
	Security Register and Security Registrar	16
	Special Record Date	17
	Stated Interest Rate	17
	Stated Maturity	17
	Successor Corporation	17
	Tranche	17
	Trust Indenture Act	17
	Trustee	17
	United States	17
SECTION 102.	Funded Property; Funded Cash	17
SECTION 103.	Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirements	19
SECTION 104.	Property Additions; Cost	22
SECTION 105.	Compliance Certificates and Opinions	24

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- iv -

- v -

ARTICLE TEN Events of Default; Remedies		84
SECTION 1001.	Events of Default	84
SECTION 1002.	Acceleration of Maturity; Rescission and Annulment	85
SECTION 1003.	Entry Upon Mortgaged Property	86
SECTION 1004.	Power of Sale; Suits of Enforcement	86
SECTION 1005.	Incidents of Sale	87
SECTION 1006.	Collection of Indebtedness and Suits for Enforcement by Trustee	88
SECTION 1007.	Application of Money Collected	89
SECTION 1008.	Receiver	90
SECTION 1009.	Trustee May File Proofs of Claim	90
SECTION 1010.	Trustee May Enforce Claims Without Possession of Securities	90
SECTION 1011.	Limitation on Suits	91
SECTION 1012.	Unconditional Right of Holders to Receive Principal, Premium and Interest	91
SECTION 1013.	Restoration of Rights and Remedies	91
SECTION 1014.	Rights and Remedies Cumulative	92
SECTION 1015.	Delay or Omission Not Waiver	92
SECTION 1016.	Control by Holders of Securities	92
SECTION 1017.	Waiver of Past Defaults	92
SECTION 1018.	Undertaking for Costs	93
SECTION 1019.	Waiver of Appraisement and Other Laws	93
SECTION 1020.	Defaults under Class A Mortgages	94
ARTICLE ELEVEN The Trustee		94
SECTION 1101.	Certain Duties and Responsibilities	94
SECTION 1102.	Notice of Defaults	95
SECTION 1103.	Certain Rights of Trustee	95
SECTION 1104.	Not Responsible for Recitals or Issuance of Securities	96
SECTION 1105.	May Hold Securities	97
SECTION 1106.	Money Held in Trust	97
SECTION 1107.	Compensation and Reimbursement	97
SECTION 1108.	Disqualification; Conflicting Interests	98
SECTION 1109.	Corporate Trustee Required; Eligibility	98
SECTION 1110.	Resignation and Removal; Appointment of Successor	98
SECTION 1111.	Acceptance of Appointment by Successor	100
SECTION 1112.	Merger, Conversion, Consolidation or Succession to Business	100
SECTION 1113.	Preferential Collection of Claims Against Company	101
SECTION 1114.	Co-trustees and Separate Trustees	101
SECTION 1115.	Appointment of Authenticating Agent	102
ARTICLE TWELVE Lists of Holders; Reports by Trustee and Company		104
SECTION 1201.	Lists of Holders	104
SECTION 1202.	Reports by Trustee and Company	104
ARTICLE THIRTEEN Consolidation, Merger, Conveyance or Other Transfer		105

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SECTION 1301.	Company may Consolidate, etc., Only on Certain Terms	105
SECTION 1302.	Successor Corporation Substituted	106
SECTION 1303.	Extent of Lien Hereof on Property of Successor Corporation	107
SECTION 1304.	Release Company upon Conveyance or Other Transfer	107
SECTION 1305.	Merger into Company; Extent of Lien Hereof	107
ARTICLE FOURTEEN Supplemental Indentures		108
SECTION 1401.	Supplemental Indentures Without Consent of Holders	108
SECTION 1402.	Supplemental Indentures With Consent of Holders	109
SECTION 1403.	Execution of Supplemental Indentures	111
SECTION 1404.	Effect of Supplemental Indentures	111
SECTION 1405.	Conformity With Trust Indenture Act	111
SECTION 1406.	Reference in Securities to Supplemental Indentures	111
ARTICLE FIFTEEN Meetings of Holders; Action Without Meeting		112
SECTION 1501.	Purposes for Which Meetings May be Called	112
SECTION 1502.	Call, Notice and Place of Meetings	112
SECTION 1503.	Persons Entitled to Vote at Meetings	113
SECTION 1504.	Quorum; Action	113
SECTION 1505.	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings	114
SECTION 1506.	Counting Votes and Recording Action of Meetings	115
SECTION 1507.	Action Without Meeting	115
ARTICLE SIXTEEN Immunity of Incorporators, Stockholders, Officers and Directors		115
SECTION 1601.	Liability Solely Corporate	115

Signatures		117
Acknowledgements		118

Exhibit A		A-1
Exhibit B		B-1

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INDENTURE, dated as of October 1, 1993, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (herein called the “Company”), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, Trustee.
Recital of the Company
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and all acts necessary to make this Indenture a valid agreement of the Company have been performed. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.
Granting Clauses
NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:
Granting Clause First
All right, title and interest of the Company, as of the date of the execution and delivery of this Indenture, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands and interests in land used or to be used in or in connection with the Electric Utility Business which are subject to the Lien of and described or referred to in the PSCO 1939 Mortgage, which mortgage (including the indentures supplemental thereto) is referred to in Exhibit A to this Indenture, except land and interests in land which have been specifically released from such Lien from time to time or are specifically excepted therefrom, and in any event excluding all lands, interests in land and other properties described or referred to in Part Fifth, Part Sixth, Part Ninth and Part Tenth of the granting clauses of the PSCO 1939 Mortgage (including the indentures supplemental thereto); (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject, however, to the exceptions and exclusions set forth in clause (a) above; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (h) any or all of the foregoing properties in the process of construction; and (i) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;
Granting Clause Second
Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Indenture shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Indenture;
Granting Clause Third
Any Excepted Property, and any other property of the Company, real, personal or mixed, not described in Granting Clauses First or Second, which may, from time to time after the date of the execution and delivery of this Indenture, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property and/or other property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and
Granting Clause Fourth
All other property of whatever kind and nature subjected or required to be subjected to the Lien of this Indenture by any of the provisions hereof;

Excepted Property
Expressly excepting and excluding, however, from the Lien of this Indenture the following property of the Company, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):
(a)    all cash on hand or in banks or other financial institutions, shares of stock, bonds, notes, evidences of indebtedness and other securities not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;
(b)    all contracts, leases and other agreements of whatsoever kind and nature, contract rights, bills, notes and other instruments, accounts receivable, claims, credits, demands and judgments, governmental and other permits, allowances, licenses and franchises, patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, chooses in action and other intangibles, including, but not limited to, computer software;
(c)    all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment, all vessels, boats, barges and other marine equipment, all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;
(d)    all goods, stock in trade, wares and merchandise held for the purpose of sale or lease in the ordinary course of business; all materials and supplies and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in operation of the Mortgaged Property; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and all computers, machinery and telecommunication and other equipment used exclusively for corporate administrative or clerical purposes;
(e)    all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;
(f)    all leasehold interests held by the Company as lessee;

(g)    all property, real, personal and mixed, which is:
(i)    located outside the State of Colorado;
(ii)    not specifically described or referred to in the Granting Clauses of this Indenture; and
(iii)    not specifically subjected or required to be subjected to the Lien of this Indenture by any provision hereof;
provided, however, that (x) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 1114 or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Mortgaged Property, all the Excepted Property described or referred to in the foregoing clauses (b), (c) and (d), then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, and, in the case of any Excepted Property described or referred to in clause (f), to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (y) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject to the Lien of this Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property;
TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;
SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of this Indenture (including, but not limited to, the Lien of the PSCO 1939 Mortgage), (b) as to property acquired by the Company after the date of the execution and delivery of this Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) with respect to any property, real, personal or mixed, which is, at the date of the execution and delivery of this Indenture, used or to be used in or in connection with both (i) the business or businesses in which the Mortgaged Property is used and (ii) any other business or businesses, or is hereafter acquired for or dedicated to such common use, such non-exclusive rights and interests in and to such property, which are hereby retained by the Company and reserved to the Company and its successors and their assigns forever, as shall be requisite to, and commensurate with, the use of such property in or in connection with such other business and as shall not impair in any material respect the use of such property in or in connection with the business or businesses in which the

Mortgaged Property is used, including, but not limited to, in the case of real property, the right to place or retain thereon or thereunder all apparatus, equipment, facilities and other property (including fixtures), of whatever kind and nature, necessary, desirable or appropriate for the conduct of such other business or businesses and the right to enter and remain upon such real property for the purpose of operating, maintaining, repairing, renewing, replacing, improving, storing and/or removing any and all such apparatus, equipment, facilities and other property (such non-exclusive rights and interests, so retained and reserved, being hereinafter called “Retained Interests”), and (d) any other Permitted Liens, it being understood that, with respect to any property which is now or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of this Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;
IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;
PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine hereof, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 hereof, then and in that case this Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and
IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the benefit of all Holders of the Securities, as follows:
ARTICLE ONE
Definitions and Other Provisions of General Application
SECTION 101.    General Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b)    all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and
(d)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession).
“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 107.
“Adjusted Net Earnings” has the meaning specified in Section 103.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Annual Interest Requirements” has the meaning specified in Section 103.
“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate one or more series of Securities.
“Authorized Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Corporate Secretary or any other duly authorized officer, agent or attorney-in-fact of the Company named in an Officer’s Certificate signed by any of such corporate officers.
“Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.
“Authorized Purposes” means the authentication and delivery of Securities, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.
“Board of Directors” means either the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.
“Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.
“Class A Bondholder’s Certificate” has the meaning specified in Section 705.
“Class A Bonds” means bonds or other obligations now or hereafter issued and Outstanding under the PSCO 1939 Mortgage or any other Class A Mortgage or Mortgages.
“Class A Mortgage” means the PSCO 1939 Mortgage and each other mortgage or deed of trust or similar indenture (i) to which any corporation that is subsequently merged into or consolidated with the Company was a party at the time of such merger or consolidation or (ii)(A) which constitutes a Lien on property conveyed or otherwise transferred to the Company and (B) the obligations of the mortgagor under which have been duly assumed by the Company, and, in the case of either (i) or (ii) above, which is hereafter designated an additional Class A Mortgage in an indenture supplemental hereto executed and delivered in accordance with Section 706.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the date of the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture is located at 60 Wall Street, New York, New York 10260.
“corporation” means a corporation, association, company, joint stock company or business trust.
“Cost” with respect to Property Additions has the meaning specified in Section 104.
“Defaulted Interest” has the meaning specified in Section 307.
“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002. “interest” with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
“Electric Utility Business” means the business of generating, purchasing, transmitting, distributing and/or selling electric energy.
“Eligible Obligations” means:
(a)    with respect to Securities denominated in Dollars, Government Obligations; or
(b)    with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by Section 301.
“Event of Default” has the meaning specified in Section 1001.
“Excepted Property” has the meaning specified in the granting clauses of this Indenture.
“Expert” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.
“Expert’s Certificate” means a certificate signed by an Authorized Officer and by an Expert (which Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 403, 607, 707 and. 810, may be an employee or Affiliate of the Company duly authorized either by the Board of Directors or by an Authorized Officer) and delivered to the Trustee. The amount stated in any Expert’s Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the Securities.
“Fair Value”, with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would, be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 803) and (y) the Fair Value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.
“Funded Cash” has the meaning specified in Section 102.
“Funded Property” has the meaning specified in Section 102.
“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.
“Government Obligations” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

(b)    certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.
“Independent”, when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care.
“Independent Expert’s Certificate” means a certificate signed by an Independent Expert and delivered to the Trustee.
“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any

political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.
“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction, and any defect, irregularity, exception or limitation in record title.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.
“Mortgaged Property” means as of any particular time all property which at such time is subject to the Lien of this Indenture.
“Net Earnings Certificate” has the meaning specified in Section 103.
“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a)    Securities theretofore canceled or delivered to the Trustee for cancellation;
(b)    Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 901 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and
(c)    Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,
(x)    Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Security which shall have been delivered to evidence or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Security is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Security as does not exceed the principal amount of such other indebtedness; and

(y)    the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002; and
provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.
“Outstanding”, when used with respect to Class A Bonds, has the meaning specified in the related Class A Mortgage.
“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.
“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents at or about the time of the issuance of such Securities, all as contemplated in Section 301 and clause (b) of Section 401.
“Permitted Liens” means, at any time, any of the following:
(a)    Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;
(b)    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;
(c)    Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding (A) Ten Million Dollars ($10,000,000) or, if greater, (B) three per centum (3%) of the sum of (1) the principal amount of the Securities then Outstanding and (2) the principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701 or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;

(d)    easements, leases, reservations or other rights of others in, on, over, and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;
(e)    defects, irregularities, exceptions and limitations in title to rights-of-way and/or to real estate used or to be used primarily for right-of-way purposes or held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same, (ii) the Company has power under eminent domain or similar statutes to remove such defects or irregularities or (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands;
(f)    Liens securing indebtedness neither created, assumed nor guaranteed by the Company, nor on account of which it customarily pays interest, existing at the date of the execution and delivery of this Indenture or, as to property hereafter acquired, at the time of the acquisition thereof by the Company, upon real estate or rights in or relating to real estate acquired by the Company for the purpose of the transmission or distribution of electric energy, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;
(g)    leases existing at the date of the execution and delivery of this Indenture affecting properties owned by the Company at said date and renewals and extensions thereof and, with respect to leases affecting properties acquired by the Company after such date, leases (i) which have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) which do not materially impair the use by the Company of such properties for the respective purposes for which they were acquired;
(h)    Liens vested in lessors, licensors or permitters for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits, so long as the payment of such rent or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
(i)    controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon any property of the Company or the operation or use thereof or upon the Company with respect to any of its property or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;
(j) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of cash or reasonable compensation therefor or to terminate franchises, licenses or other rights or to regulate the property and business of the Company;
(k)    rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;
(l)    any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
(m)    rights and interests granted pursuant to Section 802(c);
(n)    Retained Interests; and
(o)    Prepaid Liens.
“Person” means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any Governmental Authority.
“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 602, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Prepaid Lien” means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient fr such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder; and provided, further, that no Class A Mortgage shall be deemed to be a Prepaid Lien unless it shall have been satisfied and discharged and all Class A Bonds issued thereunder shall be deemed to have been paid, all in accordance with the provisions thereof.
“Property Additions” has the meaning specified in Section 104.
“PSCO 1939 Mortgage” means the Indenture, dated as of December 1, 1939, between the Company and Guaranty Trust Company of New York, now Morgan Guaranty Trust Company of New York, trustee, as heretofore and hereafter amended and supplemented.
“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.
“Required Currency” has the meaning specified in Section 311.
“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
“Retained Interests” has the meaning specified in the Habendum of this Indenture.
“Retired Securities” means any Securities authenticated and delivered under this Indenture which (a) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of “Outstanding” (other than any Predecessor Security of any Security), (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (c) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.
“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.
“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company’s obligations in respect of which are evidenced or secured in whole or in part by such Security.
“Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).
“Successor Corporation” has the meaning set forth in Section 1301.
“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.
“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series.
“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.
SECTION 102.    Funded Property; Funded Cash.
“Funded Property” means:
(a)    all Property Additions to the extent that the same shall have been designated in an Expert’s Certificate delivered to the Trustee pursuant to Section 707(c) to be deemed to have been made the basis of the authentication and delivery of Securities then Outstanding;
(b)    all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture pursuant to Section 403;

(c)    all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture pursuant to Section 803;
(d)    all Property Additions to the extent that the same shall have been substituted for Funded Property retired pursuant to Section 802;
(e)    all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to Section 806; and
(f)    all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Securities of such series or Tranche shall have been paid.
In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (a), (b), (c), (e) and (f) of this Section, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.
All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 104 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.
The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company’s books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company’s books of account constitute Funded Property or Funded Property retired.
“Funded Cash” means:
(a)    cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on, or cash deposited in connection with the release of,

property, or the proceeds of the release of obligations secured by purchase money Lien which obligations have been delivered to the Trustee pursuant to Article Eight and used as a credit in any application for the release of property hereunder, or the proceeds of payment to the Trustee on account of the principal of obligations secured by purchase money Lien which obligations have been delivered to it pursuant to Article Eight and used as a credit in any application for the release of property hereunder, all subject, however, to the provisions of Section 607(c) and Section 806;
(b)    any cash deposited with the Trustee under Section 405; and
(c)    any cash received by the Trustee from the payment of the principal of Class A Bonds issued and delivered to the Trustee hereunder.
SECTION 103.    Net Earnings Certificate; Adjusted Net Earnings; Annual Interest Requirements.
“Net Earnings Certificate” means a certificate signed by an Accountant who, except as otherwise required in this Section, may be an employee or Affiliate of the Company, stating:
(a)    the “Adjusted Net Earnings” of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Securities is delivered to the Trustee, specifying:
(i)    its operating revenues (which may include revenues of the Company subject when collected or accrued to possible refund at a future date), with the principal divisions thereof;
(ii)    its operating expenses, with the principal divisions thereof, except that there shall not be required to be included in operating expenses (A) expenses for income, profits and other taxes measured by, or dependent on, net income, (B) provisions for reserves for renewals, replacements, depreciation, depletion or retirement of property (or any expenditures therefor), or provisions for amortization of property, (C) expenses or provisions for interest (including the interest component of rent), for the amortization of debt discount, premium, expense or loss on reacquired debt, for any maintenance and replacement, improvement or sinking fund or other device for the retirement of any indebtedness, or for other amortization, (D) expenses or provisions for any non-recurring charge to income or retained earnings of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of investment or expense), whether or not recorded as a non-recurring item in the Company’s books of account, or (E) provisions for any refund of revenues previously collected or accrued by the Company subject to possible refund;
(iii)    the amount remaining after deducting the amount required to be stated in such certificate by clause (ii) above from the amount required to be stated therein by clause (i) above;
(iv)    its other income (net) including, but not limited to, non-utility operating income, net non-operating income and equity in the earnings of subsidiaries, and any allowance for funds used during construction and any allowance for funds used for conservation expenditures (or any amounts analogous to either or both of such allowances, and including any portion of either or both of such allowances, or of any such analogous amounts, not included in “other income” in the Company’s books of account);
(v)    the sum of the amounts required to be stated in such certificate by clauses (iii) and (iv) above;
(vi)    the amount, if any, by which its other income (net) exceeds twenty per centum (20%) of the sum required to be stated by clause (v) above; and
(vii)    the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the amount remaining after deducting in such certificate the amount required to be stated by clause (vi) above from the sum required to be stated by clause (v) above; and
(b)    the “Annual Interest Requirements”, being the interest requirements for one year, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:
(i)    all Securities Outstanding hereunder at the date of such certificate, except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if the Outstanding Securities of any series or Tranche bear interest at a variable rate or rates, then the interest requirement on the Securities of such series or Tranche shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate;
(ii)    all Securities then applied for in pending Company Orders for new Securities, including the Company Order in connection with which such certificate is made; provided, however, that if the Securities of any series or Tranche are to bear interest at a variable rate or rates, then the interest requirement on the Securities of such series or Tranche shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such Securities; and provided, further, that the determination of the interest requirement on Securities of a series subject to a Periodic Offering shall be further subject to the provisions of Section 401(d);
(iii)    all Class A Bonds Outstanding under Class A Mortgages at the date of such certificate, except any delivered to and held by the Trustee pursuant to Sections 402 and 701 and except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, that, if the Outstanding Class A Bonds of any series bear interest at a variable rate or rates, then the interest requirement on the Class A Bonds of such series shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate; and
(iv)    the principal amount of all other indebtedness (except (A) Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701 and (B) indebtedness for the payment of which the Securities applied for are to be issued and indebtedness secured by a Prepaid Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture) outstanding on the date of such certificate and secured by Lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if such indebtedness has been issued, assumed or guaranteed by the Company or if the Company customarily pays the interest thereon; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the date next preceding the date of such certificate.
Notwithstanding anything herein to the contrary, in calculating Adjusted Net Earnings in accordance with clause (a) above, (a) neither profits from the sale or other disposition of property, nor other non-recurring items of revenue or income of any kind or nature, shall be taken into account and (b) neither losses from the sale or other disposition of property, nor non-recurring items of expense of any kind or nature, shall be required to be taken into account.
If any of the property of the Company owned by it at the time of the making of any Net Earnings Certificate (a) shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, (b) shall not have been acquired in exchange or substitution for property the net earnings of which have been included in the Adjusted Net Earnings of the Company and (c) had been operated as a separate unit and items of revenue and expense attributable thereto are readily ascertainable by the Company, then the net earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included in the Adjusted Net Earnings of the Company, shall be so included.
In any case where a Net Earnings Certificate is required as a condition precedent to the authentication and delivery of Securities, such certificate shall also be made and signed by an Independent public Accountant if the aggregate principal amount of Securities then applied for plus the aggregate principal amount of Securities authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earnings Certificate is not required, or with respect to which a Net Earnings Certificate made and signed by an Independent public Accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the sum of (a) the aggregate principal amount of the Securities at the time Outstanding and (b) the aggregate principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701; but no Net Earnings Certificate shall be required to be made and signed by an Independent public Accountant, and any such certificate may be made and signed by any Accountant, if such certificate relates to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.
SECTION 104. Property Additions; Cost.
(a)    “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is subject to the Lien of this Indenture; provided, however, that Property Additions shall not include:
(i)    goodwill, going concern value rights or intangible property except as provided in subsection (c) of this Section; or
(ii)    any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company.
(b)    When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 803 and Section 806),
(i)    there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to this Section, then such Fair Value in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to the Company of Property Additions theretofore certified to the Trustee, and
(ii)    there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of
(A)    the principal amount of any obligations secured by purchase money Lien and any cash (other than proceeds of such purchase money obligations), not theretofore so added and which the Company then elects so to add, received by the Trustee representing the proceeds of insurance on, or of the release or other disposition of, Funded Property retired;
(B)    ten-sevenths (10/7) of the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, the right to the authentication and delivery of which under the provisions of Section 404 and Section 803(d)(iii) shall at any time theretofore have been waived as the basis of the release of Funded Property retired; and
(C)    the Cost to the Company of any Property Additions (including Property Additions subject to the lien of a Class A Mortgage) not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired (including Funded Property subject to the lien of a Class A Mortgage);
provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.
(c)    Except as otherwise provided in Section 803, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien (other than a Class A Mortgage) upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,
(x)    with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a-result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;
(y)    with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and
(z)    in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.
If any Property Additions are shown by the Expert’s Certificate provided for in Section 403(b)(ii) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.
SECTION 105. Compliance Certificates and Opinions.
Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
SECTION 106.    Form of Documents Delivered to Trustee.
(a)    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.
Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer of the Company and/or upon a certificate or opinion of an Accountant or Expert, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate or Expert’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request. In addition, in rendering any Opinion of Counsel provided for herein, counsel may rely upon (i) opinions of other counsel to the Company, copies of which shall have been delivered to the Trustee, (ii) title insurance policies or commitments and reports, lien search certificates and other similar evidences of the existence of Liens on property and (iii) with respect to any opinion regarding the validity or priority of the Lien of this Indenture on any Property Additions, a certificate or opinion of, or representations by, an officer or officers of the Company regarding the title thereto or the existence of any Liens thereon.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
(b)    Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Expert’s Certificate, Net Earnings Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the Lien of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.
SECTION 107.     Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 1101) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1506.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
(c)    The principal amount (except as otherwise contemplated in clause (y) of the proviso to the definition, of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.
(d)    Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)    Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.
(f)    Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.
(g)    If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be not less than ten (10), nor more than sixty (60), days prior to the date of the first solicitation by the Company. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.
SECTION 108.    Notices, Etc. to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission, telex or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered mail, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:
If to the Trustee, to:
Morgan Guaranty Trust Company of New York
60 Wall Street

New York, New York 10260
Attention: Corporate Trust Administration

If to the Company, to:
Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202
Attention: Treasurer

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.
SECTION 109.    Notice to Holders of Securities; Waiver.
Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
SECTION 110.    Conflict with Trust Indenture Act.
If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.
SECTION 111.    Effect of Headings and Table of Contents.
The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 112.    Successors and Assigns.
All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 113.    Separability Clause.
In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 114.    Benefits of Indenture.
Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 115.    Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the perfection, priority or enforcement of the Lien of this Indenture with respect to such portion of the Mortgaged Property.
SECTION 116.    Legal Holidays.
In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.
SECTION 117.    Investment of Cash Held by Trustee.
Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article Nine, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company, and any interest on such Investment Securities shall be promptly paid over to the

Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien.
Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.
ARTICLE TWO
Security Forms
SECTION 201.    Forms Generally.
The definitive Securities of each series shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 401 for the authentication and delivery of such Securities.
The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.
SECTION 202.    Form of Trustee’s Certificate of Authentication.
The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee

By:
Authorized Signatory

ARTICLE THREE
The Securities
SECTION 301    Amount Unlimited; Issuable in Series.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution:
(a)    the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);
(b)    any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1406 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);
(c)    the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;
(d)    the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);
(e)    the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310;

(f)    the place or places at which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar for such series; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;
(g)    the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;
(h)    the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption at the option of the holder;
(i)    the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;
(j)    the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding the date of such calculation or (ii) on such other quotations or alternative methods of determination as shall be selected by an Authorized Officer;
(k)    if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made.
(l)    if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four) shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;
(m)    if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of Annual Interest Requirements contemplated by Section 103 and calculations of principal amount under Article Four) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;
(n)    if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 1002;
(o)    the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p)    the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 901;
(q)    if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;
(r)    if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 1401;
(s)    to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;
(t)    any exceptions to Section 116, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and
(u)    any other terms of the Securities of such series, or any Tranche thereof.
With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 401.
Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section, would affect the Trustee’s rights, duties, obligations or immunities.

SECTION 302.    Denominations.
Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.
SECTION 303.    Execution, Dating, Certificate of Authentication.
Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.
Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 309, together with a written statement (which need not comply with Section 105 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.
SECTION 304.    Temporary Securities.
Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.
Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.
Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.
SECTION 305.    Registration, Registration of Transfer and Exchange.
The Company shall cause to be kept in each office designated pursuant to Section 602, with respect to the Securities of each series, or any Tranche thereof, a register (all registers kept in accordance with this Section being collectively referred to herein as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.
Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 602 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.
Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.
Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 506 or 1406 not involving any transfer.
The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities.
If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307.    Payment of Interest; Interest Rights Preserved.
Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.
(a)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record

Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register Notice of the proposed payment of such Defaulted Interest and the Special Record. Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.
(b)    The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable, by the Trustee.
Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 308.    Persons Deemed Owners.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 309.    Cancellation by Security Registrar.
All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with a Company Order delivered to the Security Registrar and the Trustee, and the Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.
SECTION 310.    Computation of Interest.
Except as otherwise specified as contemplated by Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and on the basis of the actual number of days elapsed within any month in relation to the deemed thirty (30) days of such month.
SECTION 311.    Payment to Be in Proper Currency.
In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than United States Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.
ARTICLE FOUR
Issuance of Securities
SECTION 401.    General.
Subject to the provisions of Section 402, 403, 404 or 405, whichever may be applicable, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:
(a)    the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 201 and 301;
(b)    a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Sections 201 and 301, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;
(c)    the Securities of such series, executed on behalf of the Company by an Authorized Officer;
(d)    a Net Earnings Certificate showing the Adjusted Net Earnings of the Company for the period therein specified to have been not less than an amount equal to twice the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 103; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder with respect to Securities which are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Securities of a series subject to a Periodic Offering, other than Securities of such series theretofore authenticated and delivered, as to which no Stated Interest Rate shall then have been established, (i) it shall be assumed in such Net Earnings Certificate that none of such Securities shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, and, in such event, no Securities which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net Earnings Certificate and (ii) the Trustee shall be entitled to receive such Net Earnings Certificate only once, at or prior to the time of the first authentication and delivery of such Securities;
(e)    an Opinion of Counsel to the effect that:
(i)    the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;
(ii)    the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and
(iii)    such Securities, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid obligations of the Company, entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all such Securities) and that, in lieu of the opinions described in clauses (ii) and (iii) above, Counsel may opine that:
(x)    when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and
(y)    such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid obligations of the Company, entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding;
(f)    an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Securities of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Securities of such series; and
(g)    such other Opinions of Counsel, certificates and other documents as may be required under Section 402, 403, 404 or 405, whichever may be applicable to the authentication and delivery of the Securities of such series.
With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article Four at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.
SECTION 402.    Issuance of Securities on the Basis of Class A Bonds.
(a)    Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding, the aggregate principal amount of Class A Bonds issued and delivered to the Trustee for such purpose.
(b)    Securities of any series shall be authenticated and delivered by the Trustee on the basis of the issuance and delivery to the Trustee of Class A Bonds upon receipt by the Trustee of:
(i)    Class A Bonds (A) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Securities of such series (or the Tranche thereof then to be authenticated and delivered), there shall mature (or be redeemed) Class A Bonds equal in principal amount to the Securities of such series or Tranche then to mature and (B) containing, in addition to any mandatory redemption provisions applicable to all Class A Bonds Outstanding under the related Class A Mortgage and any mandatory redemption provisions contained therein pursuant to clause (A) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of such series or Tranche or for the redemption thereof at the option of the Holder; it being expressly understood that such Class A Bonds (X) may, but need not, bear interest, any such interest to be payable at the same times as interest on the Securities of such series or Tranche, (Y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee in accordance with Article Seven;
(ii)    the documents with respect to the Securities of such series specified in Section 401; provided, however, that no Net Earnings Certificate shall be required to be delivered if there shall be delivered an Officer’s Certificate to the effect that such Class A Bonds have been authenticated and delivered under the related Class A Mortgage on the basis of retired Class A Bonds; and

(iii)    an Opinion of Counsel to the effect that:
(A)    the form or forms of such Class A Bonds have been duly authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage;
(B)    the terms of such Class A Bonds have been duly authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage; and
(C)    such Class A Bonds have been duly issued under the Related Class A Mortgage and constitute valid obligations of the Company, entitled to the benefit of the Lien of such Class A Mortgage equally and ratably with all other Class A Bonds then Outstanding under such Class A Mortgage.
provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities and that, in lieu of the opinions described in clauses (B) and (C) above, Counsel may opine that:
(X)    when the terms of such Class A Bonds shall have been established in accordance with the instrument or instruments creating the series of which such Class A Bonds are a part, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of the related Class A Mortgage; and
(Y)    such Class A Bonds, when authenticated and delivered by the trustee under the related Class A Mortgage in accordance with such instrument or instruments and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under such Class A Mortgage, and will constitute valid obligations of the Company, entitled to the benefit of the Lien of such Class A Mortgage equally and ratably with all other Class A Bonds then Outstanding under such Class A Mortgage.
SECTION 403.    Issuance of Securities on the Basis of Property Additions.
(a)    Securities of any one or more series may be authenticated and delivered on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding seventy per centum (70%) of the balance of the Cost or the Fair Value to the Company of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to Section 104(b).

(b)    Securities of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions upon receipt by the Trustee of:
(i)    the documents with respect to the Securities of such series specified in Section 401;
(ii)    an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order requesting the authentication and delivery of such Securities,
(A)    describing all property constituting Property Additions and designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Securities (such description to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company’s books of account or portions thereof, on a Dollar basis), and stating the Cost thereof;
(B)    stating that all such property constitutes Property Additions;
(C)    stating that such Property Additions are desirable for use in the conduct of the business of the Company;
(D)    stating that such Property Additions, to the extent of the Cost or Fair Value to the Company thereof (whichever is less) to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;
(E)    stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;
(F)    briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;
(G)    stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value thereof to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such Fair Value is less than one per centum (1%) of the sum of (x) the aggregate principal amount of Securities then Outstanding and (y) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 402 and 701;
(H)    stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert’s Certificate pursuant to clause (iii) below;
(I)    stating the amount required to be deducted under Section 104(b)(i) and the amount elected to be added Under clauses (A), (B) and (C) of Section 104(b)(ii) in respect of Funded Property retired of the Company; and
(J)    stating that the Liens, if any, of the character described in clause (d) of the definition of Permitted Liens to which any property included in such Property Additions is subject do not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;
(iii)    in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (A) the aggregate principal amount of Securities then Outstanding and (B) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 402 and 701, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert’s Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert’s Certificate provided for in clause (ii) above and (Y) in case such Independent Expert’s Certificate is being delivered in connection with the authentication and delivery of Securities, any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert’s Certificate has not previously been furnished to the Trustee;
(iv)    in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;
(v)    an Opinion of Counsel to the effect that:
(A)    this Indenture constitutes an effective Lien on all the Property Additions to be made the basis of the authentication and delivery of such Securities, and the Lien of this Indenture on such Property Additions is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will be, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens; and
(B)    the Company has corporate authority to operate such Property Additions; and
(vi)    copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (v) above.
SECTION 404.    Issuance of Securities on the Basis of Retired Securities.
(a)    Subject to the provisions of subsection (c) of this Section, Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.
(b)    Securities of any series shall be authenticated and delivered by the Trustee on the basis of Retired Securities upon receipt by the Trustee of:
(i)    the documents with respect to the Securities of such series specified in Section 401; provided, however, that no Net Earnings Certificate shall be required to be delivered; and
(ii)    an Officer’s Certificate stating that:
(A)    Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities; and
(B)    either (1) such Retired Securities were not authenticated and delivered on the basis of Class A Bonds pursuant to Section 402 or (2) if such Retired Securities were so authenticated and delivered on the basis of Class A Bonds, such Retired Securities did not become such before the satisfaction and discharge of the Class A Mortgage under which such Class A. Bonds were issued pursuant to the provisions thereof.
SECTION 405.    Issuance of Securities on the Basis of Deposit of Cash.
(a)    Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal not exceeding the amount of, any deposit with the Trustee of cash for such purpose.
(b)    Securities of any series shall be authenticated and delivered by the Trustee on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Securities of such series specified in Section 401.
(c)    All cash deposited with the Trustee under the provisions of this Section, and all cash required by Section 702 (a) to be applied in accordance with the provisions of this Section, shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this subsection (c) otherwise provided).
Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of Securities except that the Company shall not in any event be required to deliver the documents specified in Section 401.
Any withdrawal of cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Securities on which it is based and such Securities may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall have the status of Funded Property and shall be deemed to have been made the basis of the withdrawal of such cash; any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; and any Class A Bonds which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash.
(d)    If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, redemption or payment of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 806; provided, however, that, none of such cash shall be applied to the payment of more than the principal amount of any Securities so purchased, redeemed or paid, except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, redeemed and/or paid with cash deposited under this Section is not less than the aggregate cost for principal, premium, if any, interest, if any, and brokerage commission, if any, on or with respect to all Securities theretofore, and on or with respect to all Securities then to be, purchased, redeemed and/or paid with cash so deposited.
ARTICLE FIVE
Redemption of Securities
SECTION 501.    Applicability of Article.
Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.
SECTION 502.    Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.
SECTION 503.    Selection of Securities to Be Redeemed.
If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series, or, in the absence of any such provision, by such method of random selection as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.
The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 504.    Notice of Redemption.
Notice of redemption shall be given in the manner provided in Section 109 to the Holders of the Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.
All notices of redemption shall state:
(a)    the Redemption Date,
(b)    the Redemption Price,
(c)    if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,
(d)    that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(e)    the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required;
(f)    that the redemption is for a sinking or other fund, if such is the case,
(g)    such other matters as the Company shall deem desirable or appropriate.
With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 901, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying

Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.
Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.
SECTION 505.    Securities Payable on Redemption Date.
Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated. Maturity of which is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.
SECTION 506.    Securities Redeemed in Part.
Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE SIX
Covenants
SECTION 601.    Payment of Securities; Lawful Possession; Maintenance of Lien.
(a)    The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.
(b)    At the date of the execution and delivery of this Indenture, the Company is lawfully possessed of the Mortgaged Property and has good right and lawful authority to mortgage and pledge the Mortgaged Property.
(c)    The Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding.
SECTION 602.    Maintenance of Office or Agency.
The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 109. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.
The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 109, of any such designation or rescission and of any change in the location of any such other office or agency.
Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 603.    Money for Securities Payments to Be Held in Trust.
If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.
Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such. Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.
The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
(a)    hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(b)    give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and
(c)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.
The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Nine; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be release] from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.
SECTION 604.    Corporate Existence.
Subject to the rights of the Company under Article Thirteen, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.
SECTION 605.    Maintenance of Properties.
The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, as an operating system or systems, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as an operating system or systems, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.
SECTION 606.    Payment of Taxes; Discharge of Liens.
The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall make reasonable effort to observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be hereafter created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens and other than, in the case of property hereafter acquired, purchase money Liens and any other Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage); provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or (iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property at the date of execution and delivery of this Indenture.
SECTION 607.    Insurance.
(a)    The Company shall (i) keep or cause to be kept all the property subject to the Lien of this Indenture insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of materials and supplies and except as to any particular loss less than (A) Ten Million Dollars ($10,000,000) or, if greater, (B) three per centum (3%) of the sum of (1) the principal amount of Securities Outstanding on the date of such particular loss and (2) the principal amount of the Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the Trustee hereunder) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, to the trustee of a Class A Mortgage, or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of materials and supplies and except as to any particular loss less than (X) Ten Million Dollars ($10,000,000) or, if greater, (Y) three per centum (3%) of the sum of (1) the principal amount of Securities Outstanding on the date of such particular loss and (2) the principal amount of the Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee, to the trustee of a Class A Mortgage, or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.
Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding (A) Ten Million Dollars ($10,000,000) or, if greater, (B) three per centum (3%) of the sum of (1) the principal amount of the Securities Outstanding on the date such policy goes into effect and (2) the principal amount of the Class A Bonds Outstanding on the date such policy goes into effect, other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty per centum (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.
(b)    All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any Class A Mortgage or other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of the property destroyed or damaged, upon receipt by the Trustee of:
(i)    a Company Request requesting such payment,
(ii)    an Expert’s Certificate stating the amounts so expended or committed for expenditure and the nature of such rebuilding, renewal and/or replacement and the Fair Value to the Company of the property rebuilt or renewed or to be rebuilt or renewed, and/or of the replacement property, and if
(A)    within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and
(B)    the Fair Value to the Company of such property as set forth in such Expert’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the sum of (x) the principal amount of the Securities at the time Outstanding and (y) the principal amount of Class A Bonds Outstanding at the time, other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701, the Expert making such certificate shall be an Independent Expert, and
(iii)    an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof to the same extent as was the property so destroyed or damaged.
Any such money not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.
Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 607.
(c)    All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any Class A Mortgage or other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Trustee of:
(i)    a Company Request requesting such payment;
(ii)    an Expert’s Certificate stating:
(A)    that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which dins not constitute Funded Property; and
(B)    if true, either (I) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero or (II) that the amount of such loss does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Request requesting such payment; or
(C)    if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and
(iii)    if the Expert’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount shown in clause (ii)(C) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.
(d)    Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys to the Trustee, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.
SECTION 608.    Recording, Filing, etc.
The Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:
(a)    promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective. The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or notice, memorandum or financing statement in connection therewith) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the Lien intended to be created by this Indenture or such supplemental indenture, and (ii) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed; and
(b)    on or before June 1 of each year, beginning June 1, 1994, an Opinion of Counsel stating either (i) that in the opinion of the signer such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this. subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this instrument and of each indenture supplemental to this Indenture (or notice, memorandum or financing statement in connection therewith), as is necessary to maintain the Lien hereof, and reciting the details of such action, or (ii) that in the opinion of such counsel no such action is necessary to maintain such Lien.
The Company shall execute and, deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed, intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.
SECTION 609.    Waiver of Certain Covenants.
The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 602 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 602 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 604, 605, 606, 607 or 608 or Article Thirteen if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
SECTION 610.    Annual Officer’s Certificate as to Compliance.
Not later than June 1 in each year, commencing June 1, 1994, the Company shall deliver to the Trustee an Officer’s Certificate which need not comply with Section 105, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.
ARTICLE SEVEN
Class A Bonds; Additional Class A Mortgages;
Discharge of Class A Mortgage
SECTION 701.    Registration and Ownership of Class A Bonds.
Class A Bonds issued and delivered to the Trustee pursuant to Section 402 shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Securities from time to time Outstanding, and the Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of securityholders under each Class A Mortgage either in its discretion or as otherwise provided in this Article or in Article Ten.
SECTION 702.    Payments on Class A Bonds.
(a)    Any payment by the Company of principal of or premium or interest on any Class A Bonds held by the Trustee shall be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Securities which is then due, and, to the extent of such application, the obligation of the Company hereunder to make such payment in respect of the Securities shall be deemed to have been satisfied and discharged.
If, at the time of any such payment of principal of Class A Bonds, there shall be no principal then due in respect of the Securities, such payment in respect of the Class A Bonds shall be deemed to constitute Funded Cash and shall be held by the Trustee as part of the Mortgaged Property, to be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 405(c); and thereafter the Securities authenticated and delivered on the basis of such Class A Bonds shall, to the extent of such payment of principal, be deemed to have been authenticated and delivered on the basis of the deposit of cash.
If, at the time of any such payment of premium or interest on Class A Bonds, there shall be no premium or interest, as the case may be, then due in respect of the Securities, such payment in respect of the Class A Bonds shall be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same, together with an Officer’s Certificate stating that no Event of Default has occurred and is continuing; provided, however, that, if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.
(b)    Any payment by the Company hereunder of principal of or premium or interest on Securities which shall have been authenticated and delivered upon the basis of the issuance and delivery to the Trustee of Class A Bonds (other than by the application of the proceeds of a payment in respect of such Class A Bonds) shall, to the extent thereof, be deemed, for all purposes of this Indenture, to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Class A Bonds which is then due.
SECTION 703.    Surrender of Class A Bonds.
At the time any Securities which shall have been authenticated and delivered on the basis of the issuance and delivery to the Trustee of Class A Bonds cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class A Bonds), the Trustee shall surrender to, or upon the order of, the Company an equal principal amount of such Class A Bonds.

SECTION 704.    No Transfer of Class A Bonds.
Anything in this Indenture to the contrary notwithstanding, the Trustee shall not sell, assign or otherwise transfer any Class A Bonds issued and delivered to it pursuant to Section 402 except to a successor trustee under this Indenture. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the placing of a legend on each Class A Bond and the issuance of stop-transfer instructions to the trustee under the related Class A Mortgage or any other transfer agent thereunder.
SECTION 705.    Voting of Class A Bonds.
The Trustee shall, as the holder of Class A Bonds Outstanding under each Class A Mortgage, attend such meeting or meetings of bondholders under such Class A Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Class A Bonds Outstanding under any Class A Mortgage is sought without a meeting, the Trustee shall vote as holder of such Class A Bonds, or shall consent with respect thereto, as follows:
(a)    the Trustee shall vote all Class A Bonds Outstanding under the PSCO 1939 Mortgage then held by it, or consent with respect thereto, in favor of any or all amendments or modifications of the PSCO 1939 Mortgage of substantially the same tenor and effect as any or all of those set forth in Exhibit B to this Indenture; and
(b)    with respect to any other amendments or modifications of the PSCO 1939 Mortgage and to any amendments or modifications of any other Class A Mortgage, the Trustee shall vote all Class A Bonds Outstanding under such Class A Mortgage then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other Class A Bonds Outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as indicated in a Class A Bondholder’s Certificate delivered to the Trustee; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of this Indenture, would require the consent of Holders, without the prior consent, obtained in the manner prescribed in Section 1402, of Holders of Securities which would be required under said Section 1402 for such an amendment or modification of this Indenture.
For purposes of this Section, “Class A Bondholder’s Certificate” means a certificate signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under a Class A Mortgage, or by the trustee under such Class A Mortgage in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all Class A

Bonds (other than the Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701) outstanding under such Class A Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.
SECTION 706.    Designation of Additional Class A Mortgages.
(a)    In the event that, after the date of the execution and delivery of this Indenture, a corporation which was the mortgagor under a mortgage, deed of trust or similar indenture qualified under the Trust Indenture Act shall have merged into or consolidated with the Company, or shall have conveyed or otherwise transferred property to the Company subject to the Lien of such a mortgage, deed of trust or similar indenture and the Company shall have duly assumed and agreed to perform and pay all the obligations of the mortgagor thereunder, such mortgage, deed of trust or similar indenture may be designated an additional Class A Mortgage upon delivery to the Trustee of the following:
(i)    a Company Order authorizing the designation of such mortgage, deed of trust or similar indenture as an additional Class A Mortgage;
(ii)    an Officer’s Certificate (A) stating that no event has occurred and is continuing which entitles the trustee under such mortgage, deed of trust or similar indenture to accelerate the maturity of the obligations outstanding thereunder, (B) reciting the aggregate principal amount of obligations theretofore issued under such mortgage, deed of trust or similar indenture and the aggregate principal amount of obligations then outstanding thereunder and (C) either (1) stating that all obligations then outstanding under such mortgage, deed of trust or similar indenture that were issued on the basis of property additions were issued in principal amounts that did not exceed seventy per centum (70%) of the balance of the cost or fair value of such property additions to the issuer thereof (whichever was less) after making deductions and additions similar to those provided for in Section 104 hereof or contemplated in Section 4 of Article I and subdivision (3) of Section 6 of Article III of the PSCO 1939 Mortgage, or (2) in the event that the statements contained in clause (1) above cannot be made, stating that the Company has irrevocably waived its right to the authentication and delivery of further obligations under such mortgage, deed of trust or similar indenture (I) on any basis, in a principal amount equal to the excess of (x) the aggregate principal amount of obligations then outstanding under such mortgage, deed of trust or similar indenture which were issued on the basis of property additions or on the basis of the retirement of obligations which were issued (whether directly or indirectly when considered in light of the successive issuance and retirement of obligations) on the basis of property additions over (y) an amount equal to seventy per centum (70%) of the aggregate dollar amount of property additions certified as the basis for the issuance of such obligations then outstanding and (II) on the basis of property additions, in a principal amount exceeding seventy per centum (70%) of the balance of the Cost or Fair Value to the Company thereof (whichever shall be less) after making deductions and. additions similar to those provided for in Section 104; and

(iii)    an Opinion or Opinions of Counsel to the effect that (A) the corporation that was the mortgagor under such mortgage, deed of trust or similar indenture has been duly and lawfully merged into or consolidated with the Company or has duly and lawfully conveyed or otherwise transferred property to the Company; (B) such mortgage, deed of trust or similar indenture is qualified under the Trust Indenture Act; (C) the Company has duly assumed and agreed to perform and pay the obligations of the, mortgagor under such mortgage, deed of trust or similar indenture; (D) such mortgage, deed of trust or similar indenture constitutes a Lien upon the property described therein prior to the Lien of this Indenture; (E) this Indenture constitutes an effective Lien on the property described in such mortgage, deed of trust or similar indenture of the character described in Granting Clause First, and in any subsequent generic grant of unspecified property as contemplated in Granting Clause Third, acquired by the Company from such corporation by virtue of such merger, consolidation, conveyance or other transfer, and the Lien of this Indenture upon such property is, or upon the delivery of, and/or the filing and/or the recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will be, subject to no Lien thereon prior to the Lien of this Indenture except the Lien of such mortgage, deed of trust or similar indenture, Permitted Liens, the Lien of the PSCO 1939 Mortgage and Liens of the character permitted to exist or to be hereafter created under Section 606; (F) the terms of such mortgage, deed of trust or similar indenture, as then in effect, do not permit the further issuance of obligations thereunder except on the basis of property additions of a character substantially similar to Property Additions, the retirement of outstanding obligations, the deposit of prior lien obligations or the deposit of cash; (G) either (1) such mortgage, deed of trust or similar indenture does not, by its terms, permit the further issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the Cost or the Fair Value to the Company thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 104, or, if such is not the case, (2) that the waivers contemplated by clause (ii)(C)(2) above have been duly made; (H) in the case of a conveyance or other transfer to the Company of property subject to the Lien of such mortgage, deed of trust or similar indenture, no Person (other than the Company) has the right to issue or redeem obligations secured by, or to obtain the release of property from the Lien of, such mortgage, deed of trust or similar indenture; and (I) the indenture supplemental hereto referred to in clause (i) of subsection (b) of this Section complies with the requirements of said clause (i), and the indenture supplemental to such mortgage, deed of trust or similar indenture referred to in clause (ii) of subsection (b) of this Section complies with the requirements of said clause (ii).
(b)    At such time as there shall have been executed and delivered and properly recorded and, filed:
(i)    an indenture supplemental hereto (A) in which such mortgage, deed of trust or similar indenture has been designated as an additional Class A

Mortgage and (B) by which the Company has specifically imposed the Lien of this Indenture upon properties of the character described in Granting Clause First, and in any subsequent generic grant of unspecified property as contemplated in Granting Clause Third, acquired by the Company from such corporation by virtue of the merger, consolidation, conveyance or other transfer (and later improvements, extensions and additions thereto and renewals and replacements thereof) as contemplated by Section 1305(b) and
(ii)    an indenture supplemental to such mortgage, deed of trust or similar indenture by which such mortgage, deed of trust or similar indenture has been amended to provide that a matured event of default thereunder shall include an Event of Default hereunder and/or a matured event of default under any other Class A Mortgage (other than any such matured event of default which (A) is of similar kind or character to the Event of Default described in clause (c) of Section 1001 and (B) has not resulted in the acceleration of Class A Bonds Outstanding under such Class A Mortgage); provided, however, that the waiver or cure of such Event of Default or matured event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding event of default under such mortgage, deed of trust or similar indenture and a rescission and annulment of the consequences thereof;
then such mortgage, deed of trust or similar indenture and all obligations issued and outstanding thereunder shall for all purposes hereof be treated as a Class A Mortgage and as Class A Bonds, respectively, to the full and same extent as if specifically identified in Article One.
SECTION 707.    Discharge of Class A Mortgage.
The Trustee shall surrender for cancellation to the trustee under any Class A Mortgage all Class A Bonds then held by the Trustee issued under such Class A Mortgage upon receipt by the Trustee of:
(a)    a Company Order requesting such surrender for cancellation of such Class A Bonds;
(b)    an Officer’s Certificate to the effect that no Class A Bonds are Outstanding under such Class A Mortgage other than Class A Bonds held by the Trustee hereunder and that promptly upon such surrender such Class A Mortgage will be satisfied and discharged pursuant to the terms thereof;
(c)    an Expert’s Certificate
(i)    describing all property constituting Property Additions designated by the Company, in its discretion, to be deemed, on and after the date of such surrender for cancellation and for all purposes of this Indenture, to have been made the basis. of the authentication and delivery of all Securities then Outstanding which shall have been authenticated and delivered under Section 402 on the basis of Class A Bonds authenticated and delivered under such Class A Mortgage, such Property Additions to have, in the aggregate, a Cost (or as to Property Additions of which the Fair Value to the Company specified pursuant to subclause (viii) or clause (d) below is less than the Cost thereof, then such Fair Value in lieu of Cost) not less than ten-sevenths (10/7) of the aggregate principal amount of such Securities (such description to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties or portions thereof reflected in specified accounts or subaccounts in the Company’s books of account, on a Dollar basis), and stating the Cost thereof;
(ii)    stating that all such property constitutes Property Additions;
(iii)    stating that such Property Additions are desirable for use in the conduct of the business of the Company;
(iv)    stating that such Property Additions, to the extent of the Cost (or as to Property Additions of which the Fair Value to the Company specified pursuant to subclause (viii) or clause (d) below is less than the Cost thereof, then such Fair Value in lieu of Cost) to the Company to be deemed to have been made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;
(v)    stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;
(vi)    briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;
(vii)    stating what part, if any, of such Property Additions included property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value to the Company thereof, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not the Fair Value to the Company thereof, as of such date, is less than one per centum (1%) of the sum of (x) the aggregate principal amount of Securities then Outstanding and (y) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 402 and 701;

(viii)    stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert’s Certificate pursuant to clause (d) below; provided, however, that if any such Property Additions shall have theretofore been certified to the trustee under such Class A Mortgage in connection with the authentication and delivery of Class A Bonds
(A)    which are held by the Trustee as of the date of such certificate; or
(B)    the retirement of which shall have theretofore been made the basis (whether directly or indirectly when considered in light of the issuance and retirement of successive issues of Class A Bonds) of the authentication and delivery of Class A Bonds then held by the Trustee, then there may be stated, in lieu of the Fair Value to the Company of such Property Additions as of the date of such certificate, the Fair Value to the Company thereof as so certified to the trustee under such Class A Mortgage; and
(ix)    stating that the Liens, if any, of the character described in clause (d) of the definition of Permitted Liens to which any property included in such Property Additions is subject do not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;
(d)    in case any Property Additions are shown by the Expert’s Certificate provided for in clause (c) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value to the Company thereof, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (i) the aggregate principal amount of Securities then Outstanding and (ii) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 402 and 701, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert’s Certificate, of (x) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert’s Certificate provided for in clause (c) above and (y) any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert’s Certificate has not previously been furnished to the Trustee;
(e)    in case any Property Additions are shown by the Expert’s Certificate provided for in clause (c) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;
(f)    an Opinion of Counsel to the effect that:
(i)    this Indenture constitutes an effective Lien on all the Property Additions to be deemed to have been made the basis of the authentication and delivery of Securities then Outstanding which shall have been authenticated and delivered under Section 402 on the basis of Class A Bonds authenticated and delivered under such Class A Mortgage, and the Lien of this Indenture on such Property Additions is, or upon (x) the delivery of, and/or the filing and/or recording in the, proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion and/or (y) the satisfaction and discharge of such Class A Mortgage will be, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens; and
(ii)    the Company has corporate authority to operate such Property Additions;
(g)    an Opinion of Counsel to the effect that upon satisfaction and discharge of such Class A Mortgage the Lien of this Indenture on the property formerly subject to the Lien of such Class A Mortgage, to the extent the same is part of the Mortgaged Property, will be subject to no Lien prior to the Lien of this Indenture except Permitted Liens and Liens of the character permitted to exist or to be hereafter created under Section 606; and
(h)    copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (f) above.
Upon the surrender by the Trustee of Class A Bonds as contemplated in this Section, the Securities authenticated and delivered on the basis of such Class A Bonds shall be deemed to have been authenticated and delivered upon the basis of Property Additions.

ARTICLE EIGHT
Possession, Use and Release of Mortgaged Property
SECTION 801.    Quiet Enjoyment.
Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).
SECTION 802.    Dispositions without Release.
Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:
(a)    sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, cable, conduit, mains, tubes, drains, valves, tools, implements or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Liens to which the property sold or otherwise disposed of was subject and Permitted Liens;
(b)    cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights of way and similar rights and/or interests; and
(c)    grant, free from the Lien of this Indenture, easements, ground leases or rights of way in, upon, over and/or across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company.
SECTION 803.    Release of Funded Property.
Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, except cash then held by the Trustee (provided, however, that obligations secured by purchase money Lien deposited with the Trustee shall not be released except as provided in

Section 806), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:
(a)    a Company Order requesting the release of such property;
(b)    an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;
(c)    an Expert’s Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:
(i)    describing the property to be released;
(ii)    stating the Fair Value, in the judgment of the signers, of the property to be released;
(iii)    stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value, in the judgment of the signers, in lieu of Cost);
(iv)    stating that (except in any case where a Governmental Authority has ordered the Company to divest itself of such property) such release is, in the judgment of the signers, desirable in the conduct of business of the Company; and
(v)    stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;
(d)    an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:
(i)    the aggregate principal amount, subject to the limitation stated below in this clause (d), of any obligations delivered to the Trustee, to be held as part of the Mortgaged Property, consisting of obligations secured by purchase money Lien upon the property to be released;
(ii)    the Cost or Fair Value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 104, of any Property Additions not constituting Funded Property described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with Section 403(b)(ii), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;
(iii)    an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 404, by virtue of compliance with all applicable provisions of Section 404 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;
(iv)    the aggregate principal amount, subject to the limitations stated below in this clause (d), of any obligations secured by purchase money Lien upon the property to be released and/or any amount in cash that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien;
(v)    an amount equal to ten-sevenths (10/7) of the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and
(vi)    any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;
provided, however, that (x) no obligations secured by purchase money Lien upon any property being released from the Lien hereof shall be used as a credit in connection with such release unless all obligations secured by such purchase money Lien shall be delivered to the Trustee or to the trustee or other holder of a Lien upon such property prior to the Lien of this Indenture; (y) the aggregate credit which may be used pursuant to subclause (i) and subclause (iv) of this clause (d) in respect of obligations secured by purchase money Lien upon property being released shall not exceed seventy per centum (70%) of the Fair Value of the property to be released, as specified in such Expert’s Certificate; and (z) no obligations secured by purchase money Lien shall be used as a credit in connection with the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to subclause (i) and subclause (iv) of this clause (d) plus the aggregate credits used by the Company pursuant to said subclause (i) and subclause (iv) in connection with all previous releases of property from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture shall, immediately after the release then being applied for, exceed twenty-five per centum (25%) of the sum of (A) the aggregate principal amount of Securities then Outstanding and (B) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 402 and 701;
(e)    if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under Section 404, all documents contemplated by the next following full paragraph in this Section; and
(f)    if any obligations secured by purchase money Lien upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture in connection with such release, an Opinion of Counsel stating that, in the opinion of the signer, such obligations are valid obligations, entitled to the benefit of such Lien equally and ratably with all other obligations then secured thereby, and that the purchase money Lien securing the same constitutes a valid Lien upon the property to be released, subject to no Lien prior thereto except Permitted Liens and such Liens, if any, as shall have existed thereon immediately prior to such release as Liens prior to the Lien of this Indenture.
If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (d)(ii) of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were to be made the basis of the authentication and delivery of Securities equal in principal amount to seventy per centum (70%) of the Cost (or, as to property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost thereof, such Fair Value in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert’s Certificate required by clause (c) of this Section; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Expert’s Certificate provided for in clause (c) of this Section to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value to the Company of any other consideration, which shall also be stated in such Expert’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 404 (as permitted under the provisions of clause (d)(iii) of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 404 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 401.
If (a) any property to be released from the Lien of this Indenture under any provision of this Article (other than Section 807) is subject to a Lien prior to the Lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b) after such release, such prior Lien will not be a Lien on any property subject to the Lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.
Any Outstanding Securities deposited with the Trustee pursuant to clause (d) of this Section shall forthwith be canceled by the Trustee. Any cash and/or obligations so deposited with the Trustee, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.
All purchase money obligations and the Liens securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall cause any such purchase money Lien and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of the signer, such purchase money Lien and the assignment thereof have been properly recorded and filed so as to make effective the Lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an Opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any purchase money Lien and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel, and the same shall be promptly returned to the Trustee when such purposes shall have been accomplished.
Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 803 and obtain the release of the part of such property which does not constitute Funded Property under Section 804. In such event, (a) the application of Property Additions in the release under this Section 803 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert’s Certificate described in clause (c) in Section 804 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.
SECTION 804.    Release of Property Not Constituting Funded Property.
Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which is not Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:
(a)    a Company Order requesting the release of such property;
(b)    an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;
(c)    an Expert’s Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:
(i)    describing the property to be released;
(ii)    stating the Fair Value, in the judgment of the signers, of the property to be released;
(iii)    stating the Cost of the property to be released;
(v)    stating that the property to be released is not Funded Property;
(vi)    if true, stating either (A) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 104, is not less than zero or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;
(vi)    if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof);
(vii)    stating that (except in any case where a Governmental Authority has ordered the Company to divest itself of such property) such release is, in the opinion of the signers, desirable in the conduct of the business of the Company;
(viii)    stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and
(d)    if the Expert’s Certificate required by clause (c) above contains neither of the statements contemplated in clause (c)(v) above, an amount in cash,

to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the lower of (i) the Cost or Fair Value (whichever is less) of the property to be released and (ii) the amount shown in clause (c)(vi) above exceeds the aggregate of items of the character described in subclauses (iii) and (v) of clause (d) of Section 803 then to be used as a credit under this Section 804 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 803).
Any Outstanding Securities deposited with the Trustee pursuant to clause (d) above shall forthwith be canceled by the Trustee.
SECTION 805.    Release of Minor Properties.
Notwithstanding the provisions of Sections 803 and 804, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order, and without requiring compliance with any of the provisions of Section 803 or 804, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to this Section 805 in such calendar year, shall not exceed (a) Ten Million Dollars ($10,000,000) or, if greater, (b) three per centum (3%) of the sum of (i) the aggregate principal amount of Securities then Outstanding and (ii) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 402 and 701. Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (y) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property. theretofore released pursuant to this Section 805 in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to the Company of such property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value, in the judgment of the signers, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to the Company of any particular property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class A Mortgage or other Lien prior to the Lien of this Indenture in accordance with the provisions thereof. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.

SECTION 806.    Withdrawal or Other Application of Funded Cash; Purchase Money Obligations.
Subject to the provisions of Section 405 and Section 702(a) and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,
(a)    may be withdrawn from time to time by the Company to the extent of the Cost or the Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 104, described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with Section 403(b)(ii), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 104 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;
(b)    may be withdrawn from time to time by the Company in an amount equal to ten-sevenths (10/7) of the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 404 hereof, by virtue of compliance with all applicable provisions of Section 404 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;
(c)    may be withdrawn from time to time by the Company in an amount equal to ten-sevenths (10/7) of the aggregate principal amount of any Outstanding Securities delivered to the Trustee;
(d)    may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices (not exceeding ten-sevenths (10/7) of the principal amount thereof) and otherwise as directed or approved by the Company; or
(e)    may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article Nine) at Stated Maturity of any Securities or to the redemption (or similar provision therefor) of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to seventy per centum (70%) of the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 404 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 401.
All obligations secured by a purchase money Lien delivered to the Trustee in consideration of the release of property from the Lien of this Indenture shall be released from the Lien of this Indenture and delivered to or upon the order of the Company, together with the evidence of such purchase money Lien, upon payment by the Company to the Trustee of an amount in cash equal to the amount of credit used by the Company in respect of such obligations in connection with the release of such property from the Lien of this Indenture less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such obligations.
The principal of and interest on any such obligations secured by purchase money Lien held by the Trustee shall be collected by the Trustee as and when the same become payable. The interest received by the Trustee on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such obligations upon the release of any property from the Lien hereof shall be deemed not to constitute Funded Cash and shall also be remitted to the Company; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged property until such Event of Default shall have been cured or waived.
The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an Event of Default, in its own discretion.

Any Securities received by the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee.
SECTION 807.     Release of Property Taken by Eminent Domain, etc.
Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article Eight, the Trustee shall, upon request of the Company evidenced by a Company Order, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Securities, (c) if any portion of such property constitutes Funded Property, an Expert’s Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same became Funded Property was less than the Cost thereof, then such Fair Value, in the judgment of the signers, in lieu of Cost) and (d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to the amount of the Cost or Fair Value stated in the Expert’s Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class A Mortgage or other Lien prior to the Lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 806.
SECTION 808.    Alternative Release Provision.
Anything in this Indenture to the contrary notwithstanding, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property which, is subject to the Lien of a Class A Mortgage (except cash or obligations secured by purchase money Lien), without compliance with any of the provisions of Section 803, 804 or 805, by delivery to the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing, an Expert’s Certificate as to the Fair Value of the property to be released and a copy of a release of such part of the Mortgaged Property from the Lien of such Class A Mortgage executed by the trustee thereunder.

SECTION 809.    Disclaimer or Quitclaim.
In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:
(a)    an Officer’s Certificate describing the property to be disclaimed or quitclaimed; and
(b)    an Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof.
SECTION 810.    Miscellaneous.
(a)    The Expert’s Certificate as to the Fair Value of property to be released from the Lien of this Indenture in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the sum of (a) the principal amount of the Securities at the time Outstanding and (b) the principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701; but such Expert’s Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the sum of (x) the principal amount of the Securities at the time Outstanding and (y) the principal amount of the Class A Bonds at the time Outstanding other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 402 and 701. To the extent that the Fair Value of any property to be released from the Lien of this Indenture shall be stated in an Independent Expert’s Certificate, such Fair Value shall not be required to be stated in any other Expert’s Certificate delivered in connection with such release.
(b)    If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.
(c)    If any property released from the Lien of this Indenture as provided in Section 803, 804 or 805 shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.
(d)    Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.
(e)    No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.
ARTICLE NINE
Satisfaction and Discharge
SECTION 901.    Satisfaction and Discharge of Securities.
Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:
(a)    money (including Funded Cash not otherwise applied pursuant to Section 806) in an amount which shall be sufficient, or
(b)    in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee, or such Paying Agent, shall be sufficient, or
(c)    a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:
(x)    if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 903;
(y)    if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and
(z)    if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.
Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under Article Six (except the covenants contained in Sections 602 and 603) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.
If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section,

the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 503 for selection for redemption of less than all the Securities of a series or Tranche.
In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.
Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 504, 602, 603, 1107 and 1115 and this Article Nine shall survive.
The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.
Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect, thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 603.
SECTION 902.    Satisfaction and Discharge of Indenture.
This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:
(a)    no Securities remain Outstanding hereunder; and
(b)    the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 901, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.
Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 504, 602, 603, 1107 and 1115 and this Article Nine shall survive.
Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall release, quit claim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 903) and shall execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of the Lien of this Indenture.
SECTION 903.    Application of Trust Money.
Neither the Eligible Obligations nor the money deposited pursuant to Section 901, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 603; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 901 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of the Lien of this Indenture; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of the Lien of this Indenture; and provided, further, that if an Event of Default shall have occurred and be continuing; moneys to be paid over to the Company pursuant to this Section shall be held as part of the Mortgaged Property until such Event of Default shall have been waived or cured.

ARTICLE TEN
Events of Default; Remedies
SECTION 1001.    Events of Default.
“Event of Default”, wherever used herein with respect to the Securities, means any one of the following events:
(a)    failure to pay interest, if any, on any Security within sixty (60) days after the same becomes due and payable; or
(b)    failure to pay the principal of or premium, if any, on any Security within three (3) Business Days after its Maturity; or
(c)    failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least thirty-three per centum (33%) in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or
(d)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(e)    the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency,

reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors; or
(f)    the occurrence of a matured event of default under any Class A Mortgage (other than any such matured event of default which (i) is of similar kind or character to the Event of Default described in clause (c) above and (ii) has not resulted in the acceleration of the Class A Bonds Outstanding under such Class A Mortgage); provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such event of default under such Class A Mortgage and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.
SECTION 1002.    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than thirty-three per centum (33%) in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable.
At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a)    the Company shall have paid or deposited with the Trustee a sum sufficient to pay
(i)    all overdue interest, if any, on all Securities then Outstanding;
(ii)    the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; and
(iii)    all amounts due to the Trustee under Section 1107; and
(b)    any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 1017.
No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
SECTION 1003.    Entry Upon Mortgaged Property.
If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 1007. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured, the Trustee shall surrender possession of the Mortgaged Property to the Company.
SECTION 1004.    Power of Sale; Suits for Enforcement.
If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 1016 and if and to the extent permitted by law:
(a)    sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Securities of each series; or
(b)    proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.
SECTION 1005.    Incidents of Sale.
Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:
(a)    the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;
(b)    any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;
(c)    the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;
(d)    the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer bills the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;
(e)    all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and
(f)    the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale, for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.
SECTION 1006.    Collection of Indebtedness and Suits for Enforcement by Trustee.
If an Event of Default described in clause (a) or (b) of Section 1001 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1107.
If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.
SECTION 1007.    Application of Money Collected.
Any money collected by the Trustee pursuant to this Article, including any rents, profits, revenues and other income collected pursuant to Section 1003 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Sections 702 and 806, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all undeducted amounts due the Trustee under Section 1107;
Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Sections 702 and 806 in respect of interest and Section 1003 shall first be applied to the payment of interest accrued on the principal of Outstanding Securities; and
Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 1008.    Receiver.
If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.
SECTION 1009.    Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(a)    to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1107) and of the Holders allowed in such judicial proceeding, and
(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1107.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 1010.    Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 1011.    Limitation on Suits.
No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)    such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;
(b)    the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)    such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and
(e)    no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;
it being understood and intended that no one or more of such Holders shall have any right in any manner. whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 1012.    Unconditional Right of Holders to Receive Principal, Premium and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 1013.    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.
SECTION 1014.    Rights and Remedies Cumulative.
Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to the law of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law, such provision of law shall control.
SECTION 1015.    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 1016.    Control by Holders of Securities.
If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that
(a)    such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and
(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 1017.    Waiver of Past Defaults.
Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default
(a)    in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or
(b)    in respect of a covenant or provision hereof which under Section 1402 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.
Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 1018.    Undertaking for Costs.
The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an understanding to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
SECTION 1019.    Waiver of Appraisement and Other Laws.
To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose the Lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

SECTION 1020.    Defaults under Class A Mortgages.
In addition to every other right and remedy provided herein, the Trustee may exercise any right or remedy available to the Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an Event of Default shall then have occurred and be continuing.
ARTICLE ELEVEN
The Trustee
SECTION 1101.    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default,
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
(b)    In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this subsection shall not be construed to limit the effect of subsection (a) of this Section;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by, a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(4)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 1102.    Notice of Defaults.
The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 1001(c), no such notice to Holders shall be given until at least 75 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.
The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the Holders pursuant to this Section. In addition, the Trustee shall give to the Holders copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds issued and outstanding thereunder.
SECTION 1103.    Certain Rights of Trustee.
Subject to the provisions of Section 1101 and to the applicable provisions of the Trust Indenture Act:
(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(d)    the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;
(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
(h)    the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on the Securities or by any Holder of such Securities or, in the case of an Event of Default described in Section 1001(f), by the trustee under the related Class A Mortgage.
SECTION 1104.    Not Responsible for Recitals or Issuance of Securities.
The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 1105.    May Hold Securities.
Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1108 and 1113, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.
SECTION 1106.    Money Held in Trust.
Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.
SECTION 1107.    Compensation and Reimbursement.
The Company shall
(a)    pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)    except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, wilful misconduct or bad faith; and
(c)    indemnify the Trustee and hold it harmless from and against any loss, liability or expense reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, wilful misconduct or bad faith.
As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon the Mortgaged Property collected by the Trustee as such other than property and funds held in trust under Section 903 (except as otherwise provided in Section 903). “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, wilful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 1108.    Disqualification; Conflicting Interests.
If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture, For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.
SECTION 1109.    Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be
(a)    a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, or
(b)    if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the U.S. Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 1110.    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1111.
(b)    The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1111 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company.
(d)    If at any time:
(i)    the Trustee shall fail to comply with Section 1108 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
(ii)    the Trustee shall cease to be eligible under Section 1109 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 1018, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1111. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1111, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1111, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1111, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 1111, all as of such date, and all other provisions of this Section and Section 1111 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).
(g)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.
SECTION 1111.    Acceptance of Appointment by Successor.
(a)    In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)    Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.
(c)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 1112.    Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 1113.    Preferential Collection of Claims Against Company.
If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:
(a)    the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
(b)    the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation:
SECTION 1114.    Co-trustees and Separate Trustees.
At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three per centum (33%) in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.
Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:
(a)    the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;
(b)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;
(c)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trusts, in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;
(d)    no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and
(e)    any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
SECTION 1115.    Appointment of Authenticating Agent.
The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments in accordance with, and subject to the provisions of, Section 1107.
The provisions of Sections 308, 1104 and 1105 shall be applicable to each Authenticating Agent.
If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

As Trustee

By
As Authenticating Agent

By
Authorized Signatory
If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 105 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.
ARTICLE TWELVE
Lists of Holders; Reports by Trustee and Company
SECTION 1201.    Lists of Holders.
Semiannually, not later than June 30 and December 31 in each year, commencing June 30, 1994, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.
SECTION 1202.    Reports by Trustee and Company.
Not later than July 15 in each year, commencing July 15, 1994, the Trustee shall transmit to the Holders and the Commission a report, dated as of the next preceding May 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust. Indenture Act.
ARTICLE THIRTEEN
Consolidation, Merger, Conveyance or Other Transfer
SECTION 1301.    Company may Consolidate, etc., Only on Certain Terms.
The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer or lease, subject to the Lien of this Indenture, the Mortgaged Property as or substantially as an entirety to any Person, unless:
(a)    such consolidation, merger, conveyance or other transfer or lease shall be on such terms as shall fully preserve in all material respects the Lien and security of this Indenture and the rights and powers of the Trustee and the Holders of the Securities hereunder;
(b)    the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State or Territory thereof or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and satisfactory to the Trustee, which:
(i)    in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if The term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and
(ii)    in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,
(A)    confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and, at the election of the Successor Corporation,

(B)    subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer or lease and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;
(c)    in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and
(d)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
SECTION 1302.    Successor Corporation Substituted.
Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of the Mortgaged Property as or substantially as an entirety in accordance with Section 1301, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing:
(a)    all property of the Successor Corporation then subject to the Lien of this Indenture, of the character described in Section 104, shall constitute Property Additions;
(b)    the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Four, authenticate and deliver, Securities upon any basis provided in Article Four; and
(c)    the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.
SECTION 1303.    Extent of Lien Hereof on Property of Successor Corporation.
Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1301, the indenture supplemental hereto contemplated in clause (b)(ii) in Section 1301, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties then owned or thereafter acquired by the Successor Corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties.
SECTION 1304.    Release of Company upon Conveyance or Other Transfer.
In the case of a conveyance or other transfer contemplated in Section 1301, upon the satisfaction of all the conditions specified in Section 1301 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge.
SECTION 1305.    Merger into Company; Extent of Lien Hereof.
(a)    Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.
(b)    Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts of such properties.

ARTICLE FOURTEEN
Supplemental Indentures
SECTION 1401.    Supplemental Indentures Without Consent of Holders.
Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Thirteen; or
(b)    to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or
(c)    to correct or amplify the description of any property at any time subject to the Lien of this Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property (including property of Persons other than the Company), to specify any additional Permitted Liens with respect to such additional property and to modify Section 802 in order to specify therein any additional items with respect to such additional property; or.
(d)    to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or
(e)    to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or
(f)    to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and, the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or
(g)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

(h)    to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or
(i)    to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or
(j)    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect.
Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and
(x)    if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or
(y)    if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof.
SECTION 1402.    Supplemental Indentures With Consent of Holders.
With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:
(a)    change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 1002, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), without, in any such case, the consent of the Holder of such Security; or
(b)    permit the creation of any Lien (not otherwise permitted hereby) ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property or terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property, or deprive the Holders of the benefit of the Lien of this Indenture, without, in any such case, the consent of the Holders of all Securities then Outstanding; or
(c)    reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1504 for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; or
(d)    modify any of the provisions of this Section, Section 609 or Section 1017 with respect to the Securities of any series, or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived), without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 1401(g).
A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 1403.    Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1101) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.
SECTION 1404.    Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.
SECTION 1405.    Conformity With Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 1406.    Reference in Securities to Supplemental Indentures.
Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.
ARTICLE FIFTEEN
Meetings of Holders; Action Without Meeting
SECTION 1501.    Purposes for Which Meetings May Be Called.
A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.
SECTION 1502.    Call, Notice and Place of Meetings.
(a)    The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1501, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the, action proposed to be taken at such meeting, shall be given, in the manner provided in Section 109, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
(b)    The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of thirty-three per centum (33%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches in the amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.
(c)    Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.
SECTION 1503.    Persons Entitled to Vote at Meetings.
To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
SECTION 1504.    Quorum; Action.
The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1505(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 109 not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.
Except as limited by Section 1402, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.
Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.
SECTION 1505.    Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.
(a)    Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.
(b)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 107 and the appointment of any proxy shall be proved in the manner specified in Section 107. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 107 or other proof.
(c)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.
(d)    At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
(e)    Any meeting duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.
SECTION 1506.    Counting Votes and Recording Action of Meetings.
The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
SECTION 1507.    Action Without Meeting.
In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 107.
ARTICLE SIXTEEN
Immunity of Incorporators, Stockholders, Officers and Directors
SECTION 1601.    Liability Solely Corporate.
No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/s/ Ralph Sargent III
Ralph Sargent III
Vice President Finance
Planning and Communication, and Treasurer

MORGAN GURANTY TRUST COMPANY OF NEW YORK, Trustee

By:	/s/ Norma R. Pane
Norma R. Pane
Vice President

STATE OF COLORADO    )
) ss.:
CITY AND COUNTY OF DENVER    )
On the 30th day of September, 1993 before me personally came Ralph Sargent III, to me known, who, being by me duly sworn, did depose and say that he is the Vice President Finance, Planning and Communication, and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ Jo Lynn Rife
Notary Public

Jo Lynn Rife
Notary Public, State of Colorado
Commission Expires April 12, 1994

STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK    )
On the 30th day of September, 1993, before me personally came Norma R. Pane, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of Morgan Guaranty Trust Company of New York, the banking corporation described in and which executed the foregoing instrument and that she signed her name thereto by authority of the Board of Directors of said corporation.

/s/ Thomas Courtney
Notary Public

Thomas J. Courtney
Notary Public, State of New York
No. 24-4996233
Qualified in Kings County
Commission Expires May 11, 1994

Exhibit A
RECORDING INFORMATION RELATING TO PSCO 1939 MORTGAGE
By the Indenture, dated as of October 1, 1993 (the “Indenture”), and subject to the terms and provisions thereof, Public Service Company of Colorado (the “Company”) has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to Morgan Guaranty Trust Company of New York, the trustee thereunder, among other things, all right, title and interest of the Company in and to lands and interests in land used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy (whether or not such is the sole use of such property) which are subject to the lien of the Indenture, dated as of December 1, 1939, of the Company to Guaranty Trust Company of New York (now Morgan Guaranty Trust Company of New York), as amended and supplemented by various indentures supplemental thereto (as so amended and supplemented; the “PSCO 1939 Mortgage”), except land and interests in land which have been specifically released from the lien of the PSCO 1939 Mortgage from time to time or are specifically excepted therefrom, and in any event excluding all lands, interests in land and other properties described or referred to in Part Fifth, Part Sixth, Part Ninth and Part Tenth of the granting clauses of the PSCO 1939 Mortgage (including the aforesaid supplemental indentures); and except to the extent, if any, that such lands and interests in land constitute Excepted Property (as defused in the Indenture), and subject to such prior Liens as are described or referred to in the Indenture.
The PSCO 1939 Mortgage (including the indentures supplemental thereto) has been heretofore recorded and filed on the respective dates and in the respective places in the State of Colorado set forth on the following pages:

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
Adams	Original	39	11	29	259	390
	Supplemental	43	5	27	288	254
	Supplemental	44	5	29	298	192
	Supplemental	45	5	14	306	313
	Supplemental	47	4	18	334	502
	Supplemental	47	7	11	340	1
	Supplemental	48	6	11	358	457
	Supplemental	50	5	10	394	523
	Supplemental	51	4	25	418	465
	Supplemental	51	10	5	428	461
	Supplemental	52	4	29	441	113
	Supplemental	53	4	29	464	29
	Supplemental	54	5	4	496	266
	Supplemental	54	10	6	516	394
	Supplemental	55	5	3	547	468
	Supplemental	56	5	1	606	142
	Supplemental	57	5	23	659	369
	Supplemental.	58	4	25	707	428
	Supplemental	59	4	30	775	166
	Supplemental	60	5	9	843	448
	Supplemental	61	5	11	908	278
	Supplemental	61	10	6	940	378
	Supplemental	62	3	20	972	500
	Supplemental	64	6	22	1158	384
	Supplemental	66	5	25	1297	110
	Supplemental	67	7	27	1378	62
	Supplemental	68	7	25	1451	375
	Supplemental	69	5	16	1516	265
	Supplemental	70	5	11	1596	275
	Supplemental	70	9	10	1627	219
	Supplemental	72	8	8	1811	473
	Supplemental	73	6	18	1870	365
	Supplemental	74	4	23	1925	672
	Supplemental	75	11	6	2027	886
	Supplemental	77	6	7	2148	373
	Supplemental	77	12	16	2198	890
	Supplemental	81	7	1	2567	89
	Supplemental	82	5	18	2644	806
	Supplemental	82	5	18	2644	831
	Supplemental	82	6	7	2650	540
	Supplemental	83	6	9	2755	2
	Supplemental	84	6	19	2885	508
	Supplemental	85	6	3	3007	390
	Supplemental	87	3	27	3292	955
	Supplemental	87	6	25	3334	672
	Supplemental	90	9	12	3710	587
	Supplemental	91	2	11	3750	292
	Supplemental	92	5	1	3898	260
	Supplemental	93	6	16	4092	117
	Supplemental	93	8	31	4140	1
Alamosa	2nd Supplemental	41	6	25	84	60
	7th Supplemental	46	5	21	92	475
	8th Supplemental	47	4	16	96	16

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Original	39	12	4	81	321
	Supplemental	47	6	30	98	187
	Supplemental	50	5	10	104	340
	Supplemental	51	10	6	110	287
	Supplemental	54	10	7	123	361
	Supplemental	58	4	23	135	277
	Supplemental	59	5	8	146	172
	Supplemental	61	10	6	159	266
	Supplemental	64	6	25	172	108
	Supplemental	66	5	27	183	156
	Supplemental	67	8	1	188	294
	Supplemental	74	4	23	227	215
	Supplemental	82	5	20	289	58
	Supplemental	82	5	20	289	81
	Supplemental	82	6	8	289	321
	Supplemental	83	6	10	297	2
	Supplemental	84	6	19	304	759
	Supplemental	85	6	4	312	1
	Supplemental	87	3	30	346	13
	Supplemental	87	6	26	350	277
	Supplemental	90	9	13	404	127
	Supplemental	91	2	12	411	119
	Supplemental	92	5	4	437	305
	Supplemental	93	6	16	466	48
	Supplemental.	93	9	1	471	248
Arapahoe	2nd Supplemental	41	6	26	451	409
	3rd Supplemental	42	6	11	466	156
	6th Supplemental	45	5	16	519	86
	8th Supplemental	47	4	21	575	363
	Original	39	12	1	425	288
	Supplemental	47	6	26	581	29
	Supplemental	48	6	12	611	280
	Supplemental	48	10	25	621	380
	Supplemental	49	5	20	637	181
	Supplemental	50	5	17	675	222
	Supplemental	51	5	7	717	318
	Supplemental	51	10	5	735	1
	Supplemental	52	4	29	755	280
	Supplemental	53	5	5	803	161
	Supplemental	54	5	13	857	558
	Supplemental	54	10	6	880	274
	Supplemental	56	5	8	966	19
	Supplemental	57	5	23	1016	205
	Supplemental	58	4	25	1061	1
	Supplemental	59	4	30	1125	137
	Supplemental	60	5	9	1189	19
	Supplemental	61	5	11	1258	374
	Supplemental	61	10	6	1293	66
	Supplemental	62	3	21	1326	365
	Supplemental	64	6	22	1525	427
	Supplemental	66	5	23	1666	585
	Supplemental	67	7	27	1719	546
	Supplemental	68	7	25	1769	184

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	70	5	11	1863	738
	Supplemental	70	9	10	1884	129
	Supplemental	71	2	18	1909	337
	Supplemental	72	8	8	2044	692
	Supplemental	73	6	18	2138	260
	Supplemental	75	11	6	2390	126
	Supplemental	76	6	9	2456	221
	Supplemental	77	6	7	2598	202
	Supplemental	77	12	16	2697	433
	Supplemental	79	11	19	3121	477
	Supplemental	82	5	19	3627	266
	Supplemental	82	5	19	3627	291
	Supplemental	82	6	7	3637	645
	Supplemental	83	6	19	3918	94
	Supplemental	84	6	20	4189	299
	Supplemental	85	6	3	4454	124
	Supplemental	87	3	27	5090	678
	Supplemental	87	6	10	5205	552
	Supplemental	90	9	12	6005	656
	Supplemental	91	2	13	6096	326
	Supplemental	92	5	1	6458	165
	Supplemental	93	6	18	6988	223
	Supplemental	93	8	31			93-116232
Archuletta	Original	93	9	3			93004967
	Supplemental	93	9	3			93004971
	Supplemental	93	9	3			93004969
Bent	Supplemental	81	7	1	360	572
	Supplemental	82	5	20	366	308
	Supplemental	82	5	20	366	333
	Supplemental	82	6	7	366	511
	Supplemental	83	6	10	370	771
	Supplemental	84	6	21	374	635
	Supplemental	85	6	3	378	489
	Supplemental	87	3	27	384	504
	Supplemental	87	6	25	385	347
	Supplemental	90	9	12	408	339
	Supplemental	91	2	11	411	243
	Supplemental	92	5	1	422	181
	Supplemental	93	6	16	430	157
	Supplemental	93	9	1	432	83
	Original	93	9	22	434	1
	Supplemental	93	9	22	433	1
Boulder	2nd Supplemental	41	6	27	705	335
	3rd Supplemental	42	6	25	716	457
	4th Supplemental	43	5	25	729	290
	5th Supplemental	44	5	31	744	267
	Original	39	11	29	679	1
	Supplemental	47	6	30	811	207
	Supplemental	48	6	10	828	228
	Supplemental	48	40	25	836	416
	Supplemental	49	5	23	847	74
	Supplemental	50	5	11	868	13
	Supplemental	51	4	25	886	359

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	53	4	29	926	363
	Supplemental	54	10	6	961	129
	Supplemental	57	5	23	1045	45
	Supplemental	58	4	25	1072	526
	Supplemental	59	4	30	1108	34
	Supplemental	60	5	9	1143	27
	Supplemental	61	5	11	1182	263
	Supplemental	61	10	5	1202	122
	Supplemental	62	3	21	1223	117
	Supplemental	64	6	22	Film 505		758886
	Supplemental	66	5	23	Film 570		815947
	Supplemental	67	8	1	Film 609		853735
	Supplemental	68	7	25	641		885546
	Supplemental	69	5	16	Film 668		913274
	Supplemental	70	5	12	Film 698		942958
	Supplemental	70	9	15	Film 709		954421
	Supplemental	72	8	9	Film 783		29676
	Supplemental	74	4	23	Film 851		100506
	Supplemental	76	6	8	Film 926		179322
	Supplemental	77	6	8	Film 965		226467
	Supplemental	77	12	20	Film 989		257222
	Supplemental	79	11	19	Film 1092		371001
	Supplemental	80	3	26	Film 1110		389173
	Supplemental	82	5	18	Film 1207		494980
	Supplemental	82	5	18	Film 1207		494981
	Supplemental	82	6	7	Film 1209		497496
	Supplemental	83	6	9	Film 1256		554662
	Supplemental	84	6	20	Film 1308		628636
	Supplemental	85	6	3	Film 1356		691564
	Supplemental	87	3	30	Film 1465		837031
	Supplemental	87	6	26	Film 1482		859443
	Supplemental	90	9	13	Film 1643		1063929
	Supplemental	91	2	11	Film 1661		1087294
	Supplemental	92	5	1			1181150
	Supplemental	93	6	16		1	1304329
	Supplemental	93	9	1		1	1332731
Chaffee	3rd Supplemental	42	7	7	242	72
	Original	39	12	4	238	85
	Supplemental	47	6	30	254	169
	Supplemental	51	4	28	267	50
	Supplemental	52	4	29	273	45
	Supplemental	57	5	24	292	54
	Supplemental	59	5	4	305	241
	Supplemental	67	7	31	358	750
	Supplemental	77	6	8	409	375
	Supplemental	78	5	18	416	337
	Supplemental	82	5	18	449	502
	Supplemental	82	5	18	449	527
	Supplemental	82	6	7	449	832
	Supplemental	83	6	9	457	485
	Supplemental	84	6	19	465	674
	Supplemental	85	6	3	472	182
	Supplemental	87	3	30	487	496

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	87	6	26	489	435
	Supplemental	90	9	13	512	976
	Supplemental	91	2	11	515	568
	Supplemental	92	5	4	524	549
	Supplemental	93	6	16	535	221
	Supplemental	93	9	1	538	1
Clear Creek	4th Supplemental	43	5	25	222	591
	6th Supplemental	45	5	14	230	179
	Original	39	11	29	222	238
	Supplemental	41	3	31	222	430
	Supplemental	47	6	28	240.	1
	Supplemental	56	5	4	251	414
	Supplemental	57	5	24	257	1
	Supplemental	66	5	26	294	218
	Supplemental	67	7	27	300	31
	Supplemental	69	5	16	312	642
	Supplemental	70	9	10	320	445
	Supplemental	72	8	8	333	683
	Supplemental	74	4	23	346	539
	Supplemental	77	12	16	372	384
	Supplemental	82	5	18	415	568
	Supplemental	82	5	18	415	593
	Supplemental	82	6	8	415	969
	Supplemental	83	6	8	422	854
	Supplemental	84	6	19	430	909
	Supplemental	85	6	3	438	391
	Supplemental	87	3	27	452	953
	Supplemental	87	6	25	454	923
	Supplemental	90	9	12	477	49
	Supplemental	91	2	11	480	71
	Supplemental	92	5	1	489	263
	Supplemental	93	6	16	501	256
	Supplemental	93	8	31			162997
Conejos	Original	39	12	4	164	222
	Supplemental	47	7	9	182	475
	Supplemental	51	10	8	191	596
	Supplemental	54	5	5	196	261
	Supplemental	54	10	7	196	384
	Supplemental	59	5	5	205	538
	Supplemental	64	6	25	222	81
	Supplemental	66	5	26	227	101
	Supplemental	67	8	1	231	413
	Supplemental	68	7	26	237	11
	Supplemental	82	5	19	305	293
	Supplemental	82	5	19	305	318
	Supplemental	82	6	10	305	500
	Supplemental	83	6	10	311	184
	Supplemental	84	6	19	316	305
	Supplemental	85	6	3		467	188925
	Supplemental	87	3	31	332	164
	Supplemental	87	6	26	333	1
	Supplemental	90	9	12	344	118
	Supplemental	91	2	11	345	204

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	92	5	4	349	179
	Supplemental	93	6	17	353	456
	Supplemental	93	9	1	354	249
Costilla	Original	39	12	4	145	67
	Supplemental	47	7	2	150	420
	Supplemental	64	6	25	184	407
	Supplemental	66	5	26	187	229
	Supplemental	82	5	19	225	773
	Supplemental	82	5	19	225	798
	Supplemental	82	6	10	226	212
	Supplemental	83	6	10	233	11
	Supplemental	84	6	19	237	966
	Supplemental	85	6	3	241	802
	Supplemental	87	3	30	249	281
	Supplemental	87	6	26	250	326
	Supplemental	90	9	13	262	971
	Supplemental	91	2	11	264	497
	Supplemental	92	5	4	270	209
	Supplemental	93	6	16	285	269
	Supplemental	93	9	1	289	305
Crowley	Original	92	6	18	241	795
	Supplemental	92	6	18	242	1
	Supplemental	93	6	16	243	586
	Supplemental	93	8	31	243	927
Delta	Original	92	6	19	686	348
	Supplemental	92	6	19	686	648
	Supplemental	93	6	17	703	192
	Supplemental	93	9	1	707	95
Denver	3rd Supplemental	42	5	27	5635	292
	4th Supplemental	43	5	24	5735	88
	5th Supplemental	44	5	23	5778	108
	6th Supplemental	45	5	12	5902	569
	7th Supplemental	46	5	20	6045	217
	8th Supplemental	47	4	16	6195	285
	Original	39	11	29	5370	1
	Supplemental	47	6	27	6233	235
	Supplemental	48	6	9	6399	236
	Supplemental	48	10	25	6459	462
	Supplemental	49	5	16	6544	564
	Supplemental	50	5	9	6719	523
	Supplemental	51	4	24	6913	192
	Supplemental	51	10	5	6998	439
	Supplemental	52	4	29	7105	99
	Supplemental	53	1	9	7239	3
	Supplemental	53	4	28	7290	198
	Supplemental	54	5	3	7467	432
	Supplemental	54	10	6	7549	247
	Supplemental	55	5	3	7669	2
	Supplemental	56	5	1	7864	483
	Supplemental	57	5	23	8040	547
	Supplemental	58	4	25	8176	367
	Supplemental	59	4	30	8346	268
	Supplemental	60	5	9	8508	363

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	61	5	11	8671	455
	Supplemental	61	10	5	8745	12
	Supplemental	62	3	20	8818	61
	Supplemental	64	6	22	9256	262
	Supplemental	66	5	23	9602	417
	Supplemental	67	7	26	9762	487
	Supplemental	68	7	26	9908	459
	Supplemental	69	5	15	32	403
	Supplemental	70	5	8	173	632
	Supplemental	70	9	9	222	288
	Supplemental	72	8	3	541	597
	Supplemental	73	6	15	714	75
	Supplemental	74	4	23	868	204
	Supplemental	75	1	10	996	314
	Supplemental	75	11	4	1148	18
	Supplemental	76	6	9	1260	280
	Supplemental	77	6	7	1452	684
	Supplemental	78	5	19	1667	670
	Supplemental	80	3	25	2129	10.
	Supplemental	82	5	18	2586	124
	Supplemental	82	5	18	2586	149
	Supplemental	82	6	8	2598	329
	Supplemental	83	6	8	2829	279
	Supplemental	84	6	22	3130	346
	Supplemental	85	6	4		467	22091
	Supplemental	87	3	27	Film 0148		109778
	Supplemental	87	7	7	Film 0215		155736
	Supplemental	90	9	14			R-90-0084791
	Supplemental	91	2	11			R-91-0010640
	Supplemental	92	5	11			R-92-0051383
	Supplemental	93	6	17			93-0077115
	Supplemental	93	9	2			93-00119030
Dolores	Original	92	6	19	254	92
	Supplemental	92	6	19	254	390
	Supplemental	93	6	16	259	1
	Supplemental	93	9	1	259	450
Douglas	Original	57	4	18	120	199
	Supplemental	57	4	18	120	342
	Supplemental	57	5	24	121	65
	Supplemental	58	4	23	124	143
	Supplemental	59	5	4	128	232
	Supplemental	60	5	9	132	19
	Supplemental	61	5	11	137	237
	Supplemental	61	10	6	140	102
	Supplemental	62	3	21	142	316
	Supplemental	64	6	22	157	441
	Supplemental	66	5	23	170	99
	Supplemental	67	7	27	177	356
	Supplemental	68	7	25	185	264
	Supplemental	70	5	11	204	159
	Supplemental	72	8	9	234	84
	Supplemental	73	6	18	248	149
	Supplemental	77	12	19	321	245

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	82	5	19	441	956
	Supplemental	82	5	19	441	981
	Supplemental	82	6	8	443	435
	Supplemental	83	6	8	477	1049
	Supplemental	84	6	19	525	869
	Supplemental	85	6	3	576	936
	Supplemental	87	3	27	709	42
	Supplemental	87	6	26	730	1
	Supplemental.	90	9	12	930	833
	Supplemental	91	2	11	954	30
	Supplemental	92	5	1	1050	50
	Supplemental	93	6	16	1131	1075
	Supplemental	93	8	31	1145	1318
Eagle	3rd Supplemental	42	8	18	128	292
	6th Supplemental	45	5	14	132	1
	8th Supplemental	47	4	16	132	545
	Original	39	12	1	124	411
	Supplemental	47	6	30	134	173
	Supplemental	64	6	24	183	47
	Supplemental	66	5	27	197	37
	Supplemental	67	7	31	205	205
	Supplemental	70	5	11	217	607
	Supplemental	74	4	23	234	319
	Supplemental	75	11	6	242	889
	Supplemental	82	5	19	340	657
	Supplemental	82	5	19	340	658
	Supplemental	82	6	9	341	427
	Supplemental	83	6	9	361	271
	Supplemental	84	6	20	387	777
	Supplemental	85	6	3	415	900
	Supplemental	87	3	30	459	932
	Supplemental	87	6	26	465	91
	Supplemental	90	9	13	537	496
	Supplemental	91	2	11	547	77
	Supplemental	92	5	1	579	87
	Supplemental	93	6	17	611	173
	Supplemental	93	9	1	618	342
El Paso	Original	66	4	6	2125	686
	Supplemental	66	5	26	2133	323
	Supplemental	68	7	26	2245	531
	Supplemental	77	12	16	2990	805
	Supplemental	82	5	20	3567	1
	Supplemental	82	5	20	3567	26
	Supplemental	82	6	9	3573	893
	Supplemental	83	6	22	3743	661
	Supplemental	84	6	19	3884	901
	Supplemental	85	6	3	5016	903
	Supplemental	87	3	27	5338	669
	Supplemental	87	7	15	5395	474
	Supplemental	90	9	13	5773	142
	Supplemental	91	2	11	5812	751
	Supplemental	92	5	1	5971	631
	Supplemental	93	6	16	6195	169

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	93	8	31	6248	51
Elbert	Original	66	4	19	259	1
	Supplemental	66	5	23	259	452
	Supplemental	77	12	16	311	350
	Supplemental	82	5	18	347	390
	Supplemental	82	5	18	347	415
	Supplemental	82	6	8	347	912
	Supplemental	83	6	8	357	122
	Supplemental	84	6	19	369	235
	Supplemental	85	6	3	381	223
	Supplemental	87	3	27	404	530
	Supplemental	87	7	10	408	26
	Supplemental	90	9	12	439	324
	Supplemental	91	2	11	442	849
	Supplemental	92	5	1	455	747
	Supplemental	93	6	16	472	852
	Supplemental	93	8	31	477	365
Fremont	Original	59	3	28	403	99
	Supplemental	59	5	4	404	334
	Supplemental	59	5	28	403	241
Garfield	8th Supplemental	47	4	17	218	525
	Original	39	12	1	196	197
	Supplemental	47	6	27	227	255
	Supplemental	51	5	12	258	340
	Supplemental	56	5	3	292	474
	Supplemental	57	5	28	301	19
	Supplemental	58	4	29	308	341
	Supplemental	61	5	15	334	121
	Supplemental	61	10	6	337	82
	Supplemental	62	3	23	340	143
	Supplemental	64	6	24	359	9
	Supplemental	66	6	3	376	453
	Supplemental	67	7	28	386	397
	Supplemental	70	5	11	410	212
	Supplemental	70	9	10	413	95
	Supplemental	74	4	24	458	360
	Supplemental	75	11	7	480	434
	Supplemental	77	12	16	503	846
	Supplemental.	82	5	19	599	715
	Supplemental	82	5	19	599	740
	Supplemental	82	6	7	600	718
	Supplemental	83	6	9	628	646
	Supplemental	84	6	20	651	731
	Supplemental	85	6	5	670	21
	Supplemental	87	3	30	708	316
	Supplemental	87	7	23	717	14
	Supplemental	90	9	13	788	803
	Supplemental	91	2	11	798	534
	Supplemental	92	5	1	830	594
	Supplemental	93	6	18	866	137
	Supplemental	93	9	1	874	188
Gilpin	Original	39	11	29	214	110
	Supplemental	41	4	3	214	405

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	47	6	28	220	231
	Supplemental	68	10	14	260	370
	Supplemental	77	12	16	309	40
	Supplemental	82	5	18	345	32
	Supplemental	82	5	18	345	57
	Supplemental	82	6	7	345	254
	Supplemental	83	6	8	353	119
	Supplemental	84	6	19	361	143
	Supplemental	85	6	3	368	345
	Supplemental	87	3	27	383	39
	Supplemental	87	6	25	385	42
	Supplemental	90	9	12	506	363
	Supplemental	91	7	9	513	322
	Supplemental	92	5	5	525	160
	Supplemental	93	6	16	544	343
	Supplemental	93	8	31	549	320
Grand	Original	39	11	30	88	55
	Supplemental	47	6	28	96	496
	Supplemental	77	12	16	241	512
Gunnison	Original	39	12	5	262	1
	Supplemental	47	7	2	276	389
Huerfano	Original	92	3	17	14M	670
	Supplemental	92	3	17	14M	669
	Supplemental	92	5	1	15M	203
	Supplemental	93	6	16	19M	542
	Supplemental	93	8	31	20M	680
Jefferson	2nd Supplemental	41	6	26	440	424
	3rd Supplemental	42	6	4	457	102
	5th Supplemental	44	5	23	489	74
	Original	39	12	11	415	175
	Supplemental	47	6	30	570	153
	Supplemental	48	6	12	604	20
	Supplemental	48	10	25	617	119
	Supplemental	49	5	20	636	88
	Supplemental	51	5	7	717	333
	Supplemental	51	10	5	736	105
	Supplemental	52	4	29	759	24
	Supplemental	53	5	6	806	254
	Supplemental	54	10	6	880	244
	Supplemental	56	5	7	993	538
	Supplemental	57	5	23	1062	40
	Supplemental	58	4	25	1116	357
	Supplemental	59	4	30	1190	216
	Supplemental	60	5	9	1271	380
	Supplemental	61	5	11	1367	256
	Supplemental	61	10	5	1411	423
	Supplemental	62	3	21	1458	416
	Supplemental	64	6	22	1720	369
	Supplemental	66	5	23	1873	682
	Supplemental	67	7	28	1955	375
	Supplemental	68	7	25	2035	289
	Supplemental	69	5	16	2103	747
	Supplemental	70	5	8	2179	234

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	70	9	3	2205	897
	Supplemental	71	2	17	2238	854
	Supplemental	72	8	8	2407	730
	Supplemental	73	6	18	2517	694
	Supplemental	74	4	23	2614	842
	Supplemental	75	11	5	2787	261
	Supplemental	76	6	8	2861	199
	Supplemental	77	6	7	3014	381
	Supplemental	77	12	16	3117	765
	Supplemental	78	5	18			78044373
	Supplemental.	78	10	24			78097779
	Supplemental	79	11	19			79105148
	Supplemental	82	5	18			82033499
	Supplemental	82	5	18			82033500
	Supplemental	82	6	7			82038276
	Supplemental	83	7	5			83061932
	Supplemental	84	6	20			84057410
	Supplemental.	85	6	3			85051093
	Supplemental	87	3	27			87039522
	Supplemental	87	6	25			87082901
	Supplemental	90	9	13			90078782
	Supplemental	91	2	15			91013342
	Supplemental	92	5	1			92050398
	Supplemental	93	6	16		1	93085511
	Supplemental	93	8	31			93133337
Kiowa	Original	92	6	18	403	655
	Supplemental	92	6	18	403	502
	Supplemental	93	6	16	407	647
	Supplemental	93	8	31	408	408
La Plata	Original	92	3	17		453	624311
	Supplemental	92	3	17		453	624311
	Supplemental	92	5	11			627022
	Supplemental	93	6	16		1	648129
	Supplemental	93	9	1			653012
Lake	6th Supplemental	45	5	14	299	8
	Original	39	12	4	284	1
	Supplemental	47	6	28	296	279
	Supplemental	50	5	10	307	149
	Supplemental	51	4	26	312	6
	Supplemental	64	6	30	355	387
	Supplemental	66	5	25	366	49
	Supplemental	67	7	31	372	154
	Supplemental	68	7	26	376	299
	Supplemental	69	5	16	380	124
	Supplemental	82	5	18	459	420
	Supplemental	82	5	18	459	445
	Supplemental	82	6	7	459	637
	Supplemental	83	6	8	464	466
	Supplemental	84	6	19	469	365
	Supplemental	85	6	3	472	824
	Supplemental	87	3	27	480	831
	Supplemental	87	6	25	481	825
	Supplemental	90	9	12	494	44

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	91	7	9	497	87
	Supplemental	92	5	1	500	247
	Supplemental	93	6	16	505	12
	Supplemental	93	8	31	505	850
Larimer	3rd Supplemental	42	8	4	742	148
	Original	39	12	1	705	99
	Supplemental	47	7	1	836	447
	Supplemental	48	6	9	854	29
	Supplemental	51	4	25	911	132
	Supplemental	57	5	24	1044	333
	Supplemental	59	5	4	1091	527
	Supplemental	61	5	11	1141	45
	Supplemental	61	10	6	1153	343
	Supplemental	64	6	22	1253	25
	Supplemental	66	5	25	1329	578
	Supplemental	67	7	27	1367	697
	Supplemental	68	7	26	1390	21
	Supplemental	70	5	11	1432	427
	Supplemental	71	2	17	1453	220
	Supplemental	72	8	9	1515	737
	Supplemental	75	11	6	1671	591
	Supplemental	76	6	10	1704	12
	Supplemental	78	10	24	1901	56
	Supplemental	79	11	19	2006	81
	Supplemental	82	5	18	2167	1263
	Supplemental	82	5	18	2167	1288
	Supplemental	87	6	7	2170	1399
	Supplemental	83	6	8	2223	258
	Supplemental	84	6	20	2277	476
	Supplemental	85	6	3			85026195
	Supplemental	87	3	27			87017223
	Supplemental	87	6	25			87037038
	Supplemental	90	9	12			90041914
	Supplemental	91	2	15			91006463
	Supplemental	92	5	1			92023919
	Supplemental	93	6	16			93040059
	Supplemental	93	8	31			93063091
Logan	6th Supplemental	45	5	12	348	58
	Original	39	12	1	330	1
	Supplemental	47	6	30	365	144
	Supplemental	48	6	9	370	485
	Supplemental	51	10	5	410	72
	Supplemental	56	5	1	478	336
	Supplemental	57	5	24	491	550
	Supplemental	66	5	25	607	1
	Supplemental	67	7	27	619	177
	Supplemental	68	7	29	628	140
	Supplemental	69	5	16	637	369
	Supplemental	82	5	19	765	766
	Supplemental	82	5	19	765	791
	Supplemental	82	6	7	766	270
	Supplemental	83	6	9	775	980
	Supplemental	84	6	19	787	106

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	85	6	3	798	383
	Supplemental	87	3	27	817	117
	Supplemental	87	6	26	819	482
	Supplemental	90	9	13	846	692
	Supplemental	91	7	9	852	805
	Supplemental	92	5	1	859	519
	Supplemental	93	6	16	870	809
	Supplemental	93	8	31	873	196
	8th Supplemental	47	4	17	462	256
	Original	39	12	1	383	292
	Supplemental	47	6	30	476	169
	Supplemental	48	6	9	488	492
	Supplemental	50	5	10	525	149
	Supplemental	51	4	25	546	368
	Supplemental	51	10	8	555	50
	Supplemental	53	5	2	582	569
	Supplemental	54	10	7	620	366
	Supplemental	55	5	3	642	262
	Supplemental	57	5	27	710	39
	Supplemental	58	4	25	731	149
	Supplemental	59	5	2	755	460
	Supplemental	60	5	9	779	311
	Supplemental	61	5	12	803	101
	Supplemental	61	10	6	812	19
	Supplemental	62	3	22	821	309
	Supplemental	66	5	27	897	1
	Supplemental	67	7	28	911	533
	Supplemental	68	7	26	925	150
	Supplemental	73	6	18	998	294
	Supplemental	75	11	12	1051	704
	Supplemental	77	12	19	1130	921
	Supplemental	79	11	19	1230	573
	Supplemental	82	5	19	1373	106
	Supplemental	82	5	19	1373	81
	Supplemental	82	6	11	1377	99
	Supplemental	83	6	30	1442	227
	Supplemental	84	6	20	1498	607
	Supplemental	85	6	3	1541	315
	Supplemental	87	3	30	1634	920
	Supplemental	87	7	23	1653	610
	Supplemental	90	9	13	1803	653
	Supplemental	91	7	10	1846	1167
	Supplemental	92	5	4	1897	560
	Supplemental	93	6	16	1984	381
	Supplemental	93	9	1	2003	879
Moffat	Original	92	3	18	649	521
	Supplemental	92	3	18	649	822
	Supplemental	92	5	1	653	287
	Supplemental	93	6	17	670	8
	Supplemental	93.09		1	672	916
Montezuma	Original	92	6	19	658	612
	Supplemental	92	6	19	659	1
	Supplemental	93	6	16	674	203

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	93	9	1	677	726
Montrose	Original	92	3	17	831	271
	Supplemental	92	3	17	831	572
	Supplemental	92	5	1	834	311
	Supplemental	93	6	17	855	85
	Supplemental	93	9	1	859	820
Morgan	Original	39	12	1	380	28
	Supplemental	47	7	5	448	50
	Supplemental	54	10	13	540	470
	Supplemental	55	5	7	555	157
	Supplemental	56	5	2	574	187
	Supplemental	62	3	23	660	167
	Supplemental	64	7	2	684	916
	Supplemental	66	5	27	696	202
	Supplemental	68	7	26	709	121
	Supplemental	75	11	6	755	360
	Supplemental	77	6	7	772	204
	Supplemental	78	10	24	785	963
	Supplemental	79	11	19	798	561
	Supplemental	80	3	26	801	661
	Supplemental	81	7	1	817	606
	Supplemental	82	5	19	830	1
	Supplemental	82	5	19	830	26
	Supplemental	82	6	9	830	942
	Supplemental	83	6	8	843	876
	Supplemental	84	6	19	856	923
	Supplemental	85	6	3	868	887
	Supplemental	87	3	27	889	587
	Supplemental	87	6	26	892	752
	Supplemental	90	9	13	925	433
	Supplemental	91	7	10	934	362
	Supplemental	92	5	1	942	907
	Supplemental	93	6	16	955	702
	Supplemental	93	8	31	958	349
Ouray	Original	92	3	18	221	83
	Supplemental	92	3	18	221	233
	Supplemental	92	5	1	221	368
	Supplemental	93	6	17	221	402
	Supplemental	93	9	1	221	429
Park	Original	39	12	4	126	159
	Supplemental	47	6	27	138	153
	Supplemental	68	7	26	200	702
	Supplemental	71	2	17	209	911
	Supplemental	82	5	18	339	515
	Supplemental	82	5	18	339	540
	Supplemental	82	6	8	340	248
	Supplemental	83	6	8	354	313
	Supplemental	84	6	22	369	608
	Supplemental	85	6	3	382	158
	Supplemental	87	3	27	409	447
	Supplemental	87	7	13	413	600
	Supplemental	90	9	12	453	543
	Supplemental	91	7	9	464	2

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	92	5	1	476	327
	Supplemental	93	6	16	496	446
	Supplemental	93	8	31	501	471
Pitkin	Original	39	12	2	167	165
	Supplemental	47	6	27	175	1
	Supplemental	57	5	28	181	348
	Supplemental	64	6	24	207	447
	Supplemental	70	5	11	248	390
	Supplemental	82	5	19	426	628
	Supplemental	82	5	19	426	653
	Supplemental	82	6	9	427	681
	Supplemental	83	6	9	446	614
	Supplemental	84	6	28	468	739
	Supplemental	85	6	3	487	57
	Supplemental	87	3	30	532	394
	Supplemental	87	6	26	540	256
	Supplemental	90	9	13	629	440
	Supplemental	91	7	10	651	99
	Supplemental	92	5	1	676	412
	Supplemental	93	6	18	715	374
	Supplemental	93	9	2	723	52
Prowers	Original	92	3	18			456758
	Supplemental	92	3	18			456759
	Supplemental	92	5	1			457365
	Supplemental	93	6	16		1	461535
	Supplemental	93	8	31			462324
Pueblo	Original	66	3	16	1590	911
	Supplemental	66	5	27	1694	317
	Supplemental	71	2	18	1685	820
	Supplemental	73	6	18	1752	556
	Supplemental	74	4	23	1779	489
	Supplemental	75	11	6	1829	8
	Supplemental	77	12	19	1914	503
	Supplemental	78	5	18	1935	64
	Supplemental	82	5	20	2115	520
	Supplemental	82	5	20	2115	545
	Supplemental	82	6	9	2117	838
	Supplemental	83	6	8	2159	11
	Supplemental	84	6	20	2203	913
	Supplemental	85	6	3	2244	407
	Supplemental	87	3	27	2339	500
	Supplemental	87	6	25	2353	887
	Supplemental	90	9	12	2514	781
	Supplemental	91	2	11	2531	216
	Supplemental	92	5	1	2590	655
	Supplemental	93	6	17	2662	717
	Supplemental	93	9	1	2677	883
Rio Blanco	Original	92	6	19	497	1
	Supplemental	92	6	19	497	302
	Supplemental	93	6	17	504	274
	Supplemental	93	9	1	505	850
	Original	39	12	4	200	175
	Supplemental	42	7	20	203	191

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	47	7	2	217	247
	Supplemental	51	4	27	225	223
	Supplemental	53	5	1	225	475
	Supplemental	54	10	7	234	75
	Supplemental	57	5	24	247	405
	Supplemental	60	5	10	263	90
	Supplemental	66	5	26	302	1
	Supplemental	69	5	16	316	962
	Supplemental	70	5	11	319	466
	Supplemental	70	9	10	320	439
	Supplemental	71	2	18	322	322
	Supplemental	82	5	19	375	487
	Supplemental	82	5	19	375	512
	Supplemental	82	6	10	375	846
	Supplemental	83	6	10	381	902
	Supplemental	84	6	19	389	4
	Supplemental	85	6	3	396	634
	Supplemental	87	3	30	409	94
	Supplemental	87	7	9	411	138
	Supplemental	90	9	13	431	88
	Supplemental	91	2	11	433	443
	Supplemental	92	5	5	440	353
	Supplemental	93	6	16	447	820
	Supplemental	93	9	1	449	10
Routt	Original	92	5	4	673	1287
	Supplemental	78	10	24	463	84A
	Supplemental	82	5	10	563	745
	Supplemental	82	5	19	563	770
	Supplemental	82	6	8	564	807
	Supplemental	83	6	9	585	66
	Supplemental	84	6	19	597	1469
	Supplemental	85	6	3	606	1642
	Supplemental	87	3	27	624	1561
	Supplemental	87	6	26	627	515
	Supplemental	90	9	14	657	1147
	Supplemental	91	2	12	661	278
	Supplemental	92	5	4	673	1287
	Supplemental	92	5	4	673	1287
	Supplemental	93	6	17	686	410
	Supplemental	93	8	31	688	1161
Saguache	Original	39	12	11	209	33
	Supplemental	47	7	2	220	37
	Supplemental	49	5	20	220	359
	Supplemental	55	5	3	242	429
	Supplemental	56	5	4	277	318
	Supplemental	57	5	29	280	490
	Supplemental	66	5	25	332	95
	Supplemental	81	7	2	400	779
	Supplemental	82	5	19	405	219
	Supplemental	82	5	19	405	244
	Supplemental	82	6	10	405	511
	Supplemental	83	6	10	410	868
	Supplemental	84	6	19	417	400

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Supplemental	85	6	3	422	880
	Supplemental	87	3	30	435	15
	Supplemental	87	6	29	436	794
	Supplemental	90	9	13	464	439
	Supplemental	91	2	11	467	222
	Supplemental	92	5	4	475	403
	Supplemental	93	6	16	483	768
	Supplemental	93	9	1	485	877
San Juan	Original	92	3	18	239	637
	Supplemental	92	3	18	239	938
	Supplemental	92	5	4	240	20
	Supplemental	93	6	17	240	442
	Supplemental	93	9	1	240	554
	Original	92	3	17	489	180
	Supplemental	92	3	17	489	28
	Supplemental	92	5	4	491	644
	Supplemental	93	6	17	512	704
	Supplemental	93	9	1	516	776
Sedgwick	Original	39	12	1	77	195
Summit.	2nd Supplemental	41	6	25	127	404
	Original	39	12	4	127	96
	Supplemental	47	6	27	138	1
	Supplemental	53	5	1	144	365
	Supplemental	54	5	4	145	319
	Supplemental	56	5	1	150	40
	Supplemental	64	6	24	174	132
	Supplemental	66	5	26	185	29
	Supplemental	67	7	28	187	101
	Supplemental	68	7	26	190	851
	Supplemental	72	8	8	223	125
	Supplemental	74	4	23	252	381
	Supplemental	75	11	6	271	426
	Supplemental	78	5	18			176169
	Supplemental	79	11	19			199744
	Supplemental	82	5	18			239902
	Supplemental	82	5	18			239903
	Supplemental	82	6	8			240794
	Supplemental	83	6	8			257651
	Supplemental	84	6	19			279471
	Supplemental	85	6	3			297850
	Supplemental	87	3	27			334692
	Supplemental	87	6	25			338670
	Supplemental	90	9	12			392394
	Supplemental	91	2	11			399604
	Supplemental	92	5	1			421242
	Supplemental	93	6	16			444981
	Supplemental	93	8	31			449816
Teller	Original	68	5	24	318
	Supplemental	68	7	26	320	132
Washing ton	Original	39	12	1	273	46
	Supplemental	47	6	27	325	367
Weld	4th Supplemental	43	5	27	1111	134
	6th Supplemental	45	5	17	1154	543

County	Indenture	Yr	Mo	Day	Reference: Book	Page	Reception No
	Original	39	12	1	1053	272
	Supplemental	47	6	27	1207	1
	Supplemental	50	5	10	1270	215
	Supplemental	51	5	5	1302	185
	Supplemental	54	10	13	1401	499
	Supplemental	59	5	6	1531	47
	Supplemental	60	5	12	1557	586
	Supplemental	61	5	17	1584	585
	Supplemental	62	3	28	1610	88
	Supplemental	64	6	29	518		1439543
	Supplemental	66	5	25	568		1489835
	Supplemental	67	7	27	584		1506105
	Supplemental	68	7	26	597		1519072
	Supplemental	69	5	16	609		1531461
	Supplemental	70	5	11	625		1547001
	Supplemental	70	9	10	632		1554411
	Supplemental	71	2	17	640		1562332
	Supplemental	72	8	8	673		1595081
	Supplemental	73	6	18	693		1615478
	Supplemental	74	4	23	713		1634907
	Supplemental	75	11	6	752		1674032
	Supplemental	77	12	23	818		1739612
	Supplemental	78	5	18	832		1753851
	Supplemental	79	11	19	887		1809486
	Supplemental	82	5	19	968	744
	Supplemental	82	5	19	968	769
	Supplemental	82	6	7	969	1577
	Supplemental	83	6	28	1000	1337
	Supplemental	84	6	19	1034		1971026
	Supplemental	85	6	3	1071	1648
	Supplemental	87	3	27	1151	39
	Supplemental	87	6	25	1161	1096
	Supplemental	90	9	13	1276	1258
	Supplemental	91	2	11	1290	430
	Supplemental	92	5	1	1334	1742
	Supplemental	93	6	16	13 87	1832
	Supplemental	93	8	31	1399	1539

PSCO UCC FINANCING STATEMENTS
COLORADO SECRETARY OF STATE

File No.	File Date	Indenture/ Supplement Date
872015237	4/24/67	12/1/39
872015238	4/24/67	3/14/41
872015239	4/24/67	5/14/41
872015240	4/24/67	4/28/42
872015241	4/24/67	4/14/43
872015242	4/24/67	4/27/44
872015243	4/24/67	4/12/45 (or 4/18/45)
872015244	4/24/67	4/23/46
872015245	4/24/67	4/9/47
872015246	4/24/67	6/1/47
872015247	4/24/67	4/1/48
872015248	4/24/67	4/20/48
872015249	4/24/67	10/1/48
872015250	4/24/67	4/20/49
872015251	4/24/67	4/24/50
872015252	4/24/67	4/18/51
872015253	4/24/67	10/14/51
872015254	4/24/67	4/21/52
872015255	4/24/67	12/1/52
872015256	4/24/67	4/15/53
872015757	4/24/67	4/19/54
872015258	4/24/67	10/1/54
872015259	4/24/67	4/18/55
872015260	4/24/67	4/24/56
872015261	4/24/67	5/1/57
872015262	4/24/67	4/10/58

File No.	File Date	Indenture/ Supplement Date
872015263	4/24/67	5/1/59
872015264	4/24/67	4/18/60
872015265	4/24/67	4/18/61 (or 4/19/61)
872015266	4/24/67	10/1/61
872015267	4/24/67	3/1/62
872015268	4/24/67	6/1/64
872015269	4/24/67	5/1/66
872019516	7/24/67	7/1/67
872035860	7/23/68	7/1/68
872048980	5/13/69	4/25/69
872068249	5/28/70	4/21/70
872076896	10/27/70	9/9/70
872084496	3/12/71	2/1/71
872121425	8/3/72	8/1/72
148491	6/15/73	6/1/73
174424	4/10/74	3/1/74
872198180	1/10/75	12/1/74
148491	10/31/75	10/1/75
214803	5/28/76	4/28/76
281789	7/29/77	4/28/77
872302833	2/2/78	11/1/77
872314333	5/12/78	4/28/78
872334109	10/17/78	10/1/78
872397891	11/8/79	10/1/79
425757	4/29/80	3/1/80
512889	9/9/81	4/28/81
554019	5/6/82	9/1/81
554020	5/6/82	12/1/81
557959	5/26/82	4/29/82

File No.	File Date	Indenture/ Supplement Date
629716	6/1/83	5/1/83
717495	6/14/84	4/30/84
801194	5/15/85	5/1/85
989452	5/13/87	11/1/86
997157	6/10/87	5/1/87
922063863.	9/4/92	7/11/90
922063862	9/4/92	12/1/90
932027993	4/14/93	3/1/92
932070223	9/23/93	4/1/93
932070222	9/23/93	6/1/93

Exhibit B
MODIFICATIONS OF PSCO 1939 MORTGAGE
1.    (a) The modification of the definition of “property additions” contained in Section 4 of Article I of the PSCO 1939 Mortgage to read as follows:
“‘Property additions’ shall mean any new or additional property (including separate and distinct units, plants, systems and properties and undivided interests therein), and improvements, extensions, additions or betterments to or about the plants or properties of the Company, purchased, constructed or otherwise acquired by the Company and in every case used or useful or to be used in the business of producing, generating, manufacturing, transporting, transmitting, distributing or supplying energy or fuel in any form, including without limitation electricity, gas (either natural or artificial) or solar or geothermal energy, or water or steam, for any and all purposes; provided, however, that
1.    Property additions, as so defined, without limitation of the general import of such term, shall include:
a.    Improvements, extensions, additions or betterments to or about the properties of the Company, in the process of construction or erection insofar as actually constructed or erected by the Company;
b.    Property purchased, constructed or otherwise acquired by the Company, to renew, replace or in substitution for old, worn out, retired, discontinued or abandoned property;
c.    Property acquired by the Company subject to prior liens;
2.    Property additions, as so defined, shall not include:
a.    Any shares of stock, bonds, evidences of indebtedness, other securities, contracts, leases or chooses in action;
b.    Going concern value or goodwill acquired by the Company [, except when acquired simultaneously with a public utility system and without payment or apportionment of any separate or distinct consideration therefor];1
c.    Any natural gas wells or natural gas leases or natural gas gathering and transmission lines or pipes or other works on property used in the production distribution system owned by the Company, except any natural gas transmission line used for the transmission of natural gas for distribution by the Company when such natural gas transmission line connects any distribution system owned by the Company with a source of supply of natural gas (either gas wells or

[1]The bracketed language would be included only if the modifications described in paragraph 13 herein were adopted.

gathering lines or another transmission line) or when such natural gas transmission line connects two or more municipalities served or to be served with natural gas by the Company;
d.    Any plant or system in which the Company shall acquire only a leasehold interest, or any improvements, extensions or additions upon or to any plant or system in which the Company shall own only a leasehold interest; provided, however, that with respect to any plant or system purchased, constructed or otherwise acquired by the Company which is located on real property in which the Company shall have acquired only a leasehold interest, any part of such plant or system which is personal property under the laws of the jurisdiction in which such real property is located shall be a property addition, and that any part of such plant or system which is a fixture or other accession to land under the laws of such jurisdiction shall be a property addition if the term of such leasehold or the term of any extension or extensions thereof at the option of the Company shall extend beyond the last maturity date of any bonds then outstanding under this Indenture and also beyond the last maturity date of any bonds then being issued in whole or in part on the basis of the certification to the Trustee of such part of such plant or system;
e.    Any property acquired, made or constructed by the Company in keeping or maintaining the mortgaged property in good repair, working order and condition, whose cost is not properly chargeable to plant or plant addition account;
f.    Any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation of any of the properties of the Company;
g.    Any property (other than space satellites) which is located outside the territorial limits of the United States of America or its coastal waters or the Dominion of Canada or its coastal waters [or the United Mexican States or its coastal waters].2
‘Space satellites’ shall mean any form of space satellites, space stations and other analogous facilities (including without limitation solar power satellites, stations and other analogous facilities), whether or not in the Earth’s atmosphere.”
; and

[2]The Trustee shall vote in favor of, or consent to, the modification described in this paragraph whether or not the bracketed language is contained therein.

(b)    The modification of the introduction to Clause (B) of subdivision (3) of Section 6 of Article III of the PSCO 1939 Mortgage to read as follows:
“(B) specifying the property additions purchased, constructed or otherwise acquired by the Company since the date of the most recent certificate referred to in the preceding Clause (A) and stating whether, and if so to what extent, such property additions consist of funded property; and as to such property additions:”.
2.    (a) The further modification of Section 4 of Article I of the PSCO 1939 Mortgage by inserting the following immediately before the definition of “net property additions”:
“Anything in this Indenture to the contrary notwithstanding, the term ‘property additions’ shall include nuclear fuel. ‘Nuclear fuel’ shall mean (a) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise, or formerly comprising, the core, or other part, of a nuclear reactor or any similar or analogous device, (b) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (c) any substances or materials formerly comprising such nuclear fuel and associated means (or any similar or analogous device or substance) and which substances or materials are undergoing or have undergone reprocessing and (d) uranium, thorium, plutonium, and any other substance or material from time to time used or selected for use by the Company as fuel material, or as potential fuel material, in a nuclear reactor or any similar or analogous device.”;
(b)    The modification of Section 3 of Article of the PSCO 1939 Mortgage to insert the following at the end of, and as a part of, the definition of “permitted encumbrances”:
“(j) Any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying particularly to nuclear fuel.”
; and
(c)    The modification of subdivision (1) of Section 5 of Article VII of the PSCO 1939 Mortgage by inserting after the word “implements” each time it appears in said subdivision (1) the words “nuclear fuel” preceded by a comma in the first instance and followed by a comma in the third instance.
3.    The modification of Sections 2 and 5 of Article I of the PSCO 1939 Mortgage by deleting the words “and verified” following the word “signed” from the definitions of “engineer’s certificate”, “independent engineer’s certificate”, “Treasurer’s certificate” and “net earnings certificate”.

4.    The modification of Section 2 of Article I of the PSCO 1939 Mortgage by deleting therefrom the definitions of “authorized Denver newspaper” and “authorized New York newspaper” and substituting in lieu thereof the following:
“‘Authorized Denver newspaper’ shall mean a newspaper or financial journal of general circulation in the City and County of Denver, Colorado, and ‘authorized New York newspaper’ shall mean a newspaper or financial journal of general circulation in the Borough of Manhattan, The City of New York, and which, in either case, is printed in the English language and is customarily published on each business day. Any successive weekly publication of notice required hereunder may be made, unless otherwise expressly provided herein, on the same or different days of the week and in the same or different newspapers or financial journals. If publication of any notice in the manner herein described is not available upon reasonable terms, then such publication in lieu thereof as shall be made with the approval of the Trustee (or, if there be no trustee hereunder, the Company) shall constitute a sufficient publication of notice.”.
5.    (a) The deletion of all of the following, and any and all references thereto, which shall be in force and effect at the date of any meeting or meetings of bondholders under the PSCO 1939 Mortgage: Section 8 of Article IV of the PSCO 1939 Mortgage and Article Two of the supplemental indentures to the PSCO 1939 Mortgage, dated, respectively, as of October 1, 1948, October 1, 1951, October 1, 1954, May 1, 1957, May 1, 1959, October 1, 1961, March 1, 1962, June 1, 1964, May 1, 1966, July 1, 1967, July 1, 1968, September 1, 1970, February 1, 1971, August 1, 1972, June 1, 1973, October 1, 1975, and November 1, 1977;
or, in the alternative
(b)(i) The modification of the first paragraph of Section 8 of Article IV of the PSCO 1939 Mortgage, prior to the enumeration therein of certain credits, to read as follows:
“SECTION 8.--That, so long as any of the Bonds of the 1977 Series shall remain outstanding, the Company will, for each calendar year, beginning January 1, 1948 (hereinafter sometimes called the ‘accounting period’), pay to the Trustee on or before the 1st day of May next succeeding the close of each accounting period, as a Maintenance and Replacement Fund, an amount in cash (hereinafter sometimes called the ‘Standard of Expenditure’) not less than the lower of (a) ten per centum (10%) of the gross operating revenues (as hereinafter defined) of the Company derived from the mortgaged property during such accounting period or (b) two per centum (2%) of the cost of the depreciable property of the Company subject to the lien of this Indenture, less the accumulated provision for depreciation, at the end of such accounting period, provided, however, that the amount of such payment shall be reduced by the following credits, to the extent that the Company desires to take the same, stated in the Treasurer’s certificate hereinafter in this Section provided for:”
; and

(ii) the modification of the penultimate paragraph of Section 8 of Article IV of the PSCO 1939 Mortgage to read as follows:
“The term ‘gross operating revenues’ for the purposes of this Section is hereby defined as the amounts received or accrued from the sale of electric, gas and steam services, after deducting amounts equal to the cost to the Company of fuel in any form used or to be used to provide such services and charged to operating expenses, including the cost of acquisition and transportation thereof, and amounts equal to the cost of electric current or gas or steam purchased for exchange or resale and rentals paid or incurred for electric or gas generating, transmitting and/or distributing properties leased, and adding thereto the amounts received or accrued as rentals or fixed charges for the use by others (or the use by the Company for the account of others) of generating, transmission and distribution facilities owned by the Company (with all interdepartmental items eliminated); provided, however, that there shall be excluded from such operating revenues any revenue derived from the sale of goods, wares and merchandise, equipment, materials or supplies acquired by the Company for the purpose of sale or resale or leasing to its customers in the ordinary course and conduct of its business; and further provided, that any such operating revenues which are in controversy as a result of any litigation, or which have been impounded in such litigation, shall be included in the gross operating revenues for the purpose of this computation only after, and in the year in which, any such operating revenues in controversy or impounded are recovered or, at the option of the Company, after, and in the year in which, it shall have been finally determined that such operating revenues belong to the Company.”.
6.    The modification of clause (e) of subdivision (7) of Section 6 of Article III of the PSCO 1939 Mortgage to read as follows:
“(e) that the Company has corporate authority and all necessary permission from governmental authorities to acquire and own such property additions;”.
7.    The modification of subdivision (9) of Section 6 of Article III of the PSCO 1939 Mortgage to read as follows:
“(9) An engineer’s certificate, made and dated not more than 30 days prior to the date of such application, stating that the signers have no knowledge of and do not believe that there have been, since the date of the engineer’s certificate specified in subdivision (3) above, property retirements in an amount in excess of the cost to the Company of property additions purchased, constructed or otherwise acquired since said date;”.

8.    (a) The modification of Clause (A)(1). of Section 5 of Article I of the PSCO 1939 Mortgage to read as follows:
“(1) The aggregate of the gross operating revenues derived from the electric, gas and steam business of the Company, whether or not collected by the Company subject to possible refund at a future date;”
; and
(b)    The modification of Clause (A)(4) of Section 5 of Article I of the PSCO 1939 Mortgage to read as follows:
“(4) The net operating revenue derived by the Company from all sources other than the electric, gas and steam businesses, whether or not collected by the Company subject to possible refund at a future date.”.
9.    The modification of Clause (A)(3) of Section 5 of Article I of the PSCO 1939 Mortgage to read as follows:
“(3) The net non-operating income of the Company, which shall be deemed to include, without limitation, an amount equal to the total amount of the allowance for funds used during construction, or any similar or analogous amount, included in the utility plant accounts of the Company as part of the cost of construction; and”.
10.    (a) The modification of Section 5 of Article III of the PSCO 1939 Mortgage to read as follows:
“SECTION 5.--No bonds shall be authenticated and delivered upon the basis of property additions unless as shown by a net earnings certificate the net earnings of the Company for the period therein referred to shall have been at least equivalent to 2 times the annual interest requirements as shown by such net earnings certificate.”;
or, in the alternative
(b)    The modification of Section 5 of Article III of the PSCO 1939 Mortgage to read as follows:
“SECTION 5.-- No bonds shall be authenticated and delivered upon the basis of property additions unless as shown by a net earnings certificate the net earnings of the Company for the period therein referred to shall have been either (a) at least equivalent to 23 times the annual interest requirements as shown by such net earnings certificate or (b) at least equivalent to fifteen per centum (15%)3

3 If a higher amount or percentage, or both, are proposed by the Company, the Trustee shall vote in favor of, or consent to, such higher amount or percentage, or both.

of the aggregate principal amount of bonds and other indebtedness the annual interest requirements in respect of which are shown in such net earnings certificate.”.
11.    The deletion of Section 15 of Article IV of the PSCO 1939 Mortgage and all references thereto.
12.    The modification of the first paragraph of Section 5 of Article IV of the PSCO 1939 Mortgage to read as follows:
“SECTION 5.--That it will keep all the insurable mortgaged property insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Company’s election, with respect to all or any part of the property, by means of an adequate insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement (the adequacy of such insurance fund, trust or other agreement, to be evidenced by a certificate, to be filed with the Trustee, of an actuary or other qualified person selected by the Company and satisfactory to the Trustee). Any insurance policy may contain deductible provisions in a dollar amount per occurrence equal to the deductible amount usually contained in insurance policies or other arrangements for insurance of other companies owning and operating similar property, provided that the dollar amount of such deductible provisions may in any event be at least equal to three per centum (3%)4 of the aggregate principal amount of bonds outstanding hereunder. Any loss from fire and such other risks, except any loss of merchandise, materials and supplies and except any other loss less than an amount equal to three per centum (3%)4 of the aggregate principal amount of bonds outstanding hereunder, shall be made payable to the Trustee hereunder as its interest may appear and be paid to the Trustee, and shall be held and applied as hereinafter provided (unless required by the terms of any prior lien to be paid to the trustee or other holder thereof). On or prior to the last day of December in each year, and at any other time upon the written request of the Trustee, the Company will furnish to the Trustee a Treasurer’s certificate stating in substance that the Company has complied with all the terms and conditions of this Section and with the terms and conditions of any and all insurance policies, containing a detailed statement of the insurance then in effect upon the property of the Company on a date therein specified (which date shall be within 30 days of the filing of such certificate) and, except in respect of property insured by means of an insurance fund, trust or other agreement as permitted by this Section, showing the numbers of the policies of insurance in effect and the names of the issuing companies, the amounts of such policies, the deductible provisions of such policies and the property covered by such policies; and, in case any of the

4 If a higher percentage is proposed by the Company, the Trustee shall vote in favor of, or consent to, such higher percentage.

property shall at the time be insured by means of an insurance fund, trust or other agreement, as permitted by this Section, the Company shall, at the time of furnishing each such Treasurer’s certificate, also furnish to the Trustee a certificate, as described above, with respect to the adequacy of such insurance fund, trust or other agreement.”.
13.    The modification of Clause (B)(h) of subdivision (3), and subdivision (4), of Section 6 of Article III of the PSCO 1939 Mortgage to delete therefrom the phrase “(except going concern value or good will)”.
14.    The modification of Section 4 of Article VII of the PSCO 1939 Mortgage to read as follows:
“SECTION 4.--Unless an event of default as defined in Section 1 of Article VIII hereof shall have occurred and shall be continuing, the Trustee shall, whenever from time to time requested by the Company, such request to be evidenced by a certified resolution delivered to the Trustee, and without requiring compliance with any of the foregoing provisions of Section 3 of this Article, release from the lien hereof any part of the mortgaged property (except any cash or prior lien bonds held by the Trustee) which the Company has sold or agreed to sell, provided the aggregate value of such property so released without such compliance in any period of 12 consecutive calendar months shall not exceed the greater of the sum of $10,000,0005 or three per centum (3%)5 of the aggregate principal amount of bonds at the time outstanding. Such release shall be made upon receipt by the Trustee of (1) a written request of the Company for the release of any property, describing the same in reasonable detail, (2) an engineer’s certificate, made and dated not more than 60 days prior to the filing of such written request, stating the then fair value, in the opinion of the signer, of the property to be released, and stating that such release, in the opinion of the signer, will not impair the security of this Indenture in contravention of the provisions hereof, and (3) a certificate of the Company and an opinion of counsel as to compliance with conditions precedent. The Company covenants that it will deposit with the Trustee, to be dealt with in the manner provided in Section 9 of this Article, the consideration received by it upon the sale of any such property so released (to the extent that the same shall not have been required to be paid or delivered to the Trustee or other holder of a prior lien and a Treasurer’s certificate to that effect shall have been furnished to the Trustee).”.
15.    (a) The modification of the first paragraph of Section 4 of Article IV of the PSCO 1939 Mortgage to delete therefrom the phrases “all valid requirements of any governmental authority relative to any of the mortgaged property, and” and “to observe or conform to any requirement of governmental authority or”;
or, in the alternative

5 If a lower amount or percentage is proposed by the Company, the Trustee shall vote in favor of, or consent to, such lower amount or percentage.

(b) The modification of the first paragraph of Section 4 of Article IV of the PSCO 1939 Mortgage to add, immediately after the proviso contained therein, the following:
“; and provided, further, that nothing in this Section 4 contained shall require the Company to observe or conform to any requirement of governmental authority so long as the Company shall be in good faith doing all things technologically and economically feasible and prudent on its part to observe or conform to such requirement, unless thereby any part of the mortgaged property may be lost or forfeited;”.
16.    (a) The modification of the first sentence of Article XII of the PSCO 1939 Mortgage to read as follows:
“SECTION 1.--The Trustee shall at all times be a bank or trust company which is organized and doing business under the laws of the United States or of any State or Territory or the District of Columbia, with a combined capital and surplus of at least $5,000,0006, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, if there be such a bank or trust company willing and able to accept the trust upon reasonable and customary terms.”,
(b)    The modification of Section 22 of Article XII of the PSCO 1939 Mortgage to read as follows:
“SECTION 22.--The duties, liabilities, rights, privileges and immunities of the Trustee in relation to the holders of the bonds shall be governed exclusively by the laws of the jurisdiction in which the principal office of the Trustee is located.”
; and
(c)    The modification of the first paragraph of Section 3 of Article IV of the PSCO 1939 Mortgage to read as follows:
“SECTION 3.--That it will keep one or more financial offices or agencies where notices, presentations and demands to or upon the Company in respect of bonds of any one or more series or their coupons or this Indenture may be given or made, where payment of the principal of or premium, if any, or interest on the bonds of any one or more series shall be made and where books for the registration and transfer of bonds shall be kept (which books, at all reasonable times, shall be open for inspection by the Trustee). The Company will from time to time give the Trustee written notice of the location of each such office or agency, and in case the Company shall fail to maintain any such office or agency

6 If a higher amount is proposed by the Company, the Trustee shall vote in favor of, or consent to, such higher amount.

or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of the bonds or coupons or this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal office and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in such event; and the principal of and premium, if any, and interest on the bonds shall in such event be payable at said office of the Trustee.”.
17.    The modification of Section 1 of Article VIII of the PSCO 1939 Mortgage by deleting clauses (a), (b), (c), (d), (e), (f), (g) and (h) thereof and substituting therefor the following:
“(a) failure to pay interest, if any, on any bond hereby secured within sixty (60) days after the same becomes due and payable; or
(b)    failure to pay the principal of or premium, if any, on any bond hereby secured within three (3) business days after its maturity; or
(c)    failure to pay any interest upon, or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any outstanding prior lien bonds continued beyond the expiration of the period of grace, if any, specified in the prior lien securing the same; or
(d)    failure to pay any installment of any sinking fund required by the terms of this Indenture or of any indenture supplemental hereto to be paid by the Company to the Trustee to be applied by the Trustee to the purchase or redemption of any of the bonds hereby secured for a period of sixty (60) days after the same becomes due and payable; or
(e)    failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least thirty-three per centum (33%) in principal amount of the bonds then outstanding, a written notice specifying such default or breach and requiring it to be remedied, unless the Trustee, or the Trustee and the holders of a principal amount of bonds not less than the principal amount of bonds the holders of which gave notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or
(f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(g)    the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company; or
(h)    the occurrence of (x) an “Event of Default” under the Indenture, dated as of October 1, 1993, of the Company to Morgan Guaranty Trust Company of New York, trustee, as amended and supplemented (the “1993 Mortgage”) and/or (y) a matured event of default under any Class A Mortgage (as defined in the 1993 Mortgage) other than any such matured event of default which (1) is of similar kind or character to the “Event of Default” described in clause (c) of Section 1001 of the 1993 Mortgage and (2) has not resulted in the acceleration of Class A Bonds (as defined in the 1993 Mortgage) outstanding under such Class A Mortgage; provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such “Event of Default” or event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding completed default under this Indenture and a rescission and amendment of the consequences thereof.”.
18.    (a) The modification of Section 4 of Article III of the PSCO 1939 Mortgage by changing the percentage set forth in the first sentence thereof from “60%” to “70% “;
(b) The modification of Section 4 of Article I of the PSCO 1939 Mortgage by changing the percentages set forth in clause (2) of subparagraph (A) of the definition of “net property additions” and in clause (2) of the first paragraph preceding the definition of “Property retirements” thereof from “166-2/3%” to “ten-sevenths (10/7)”;
(c)    The modification of Section 9 of Article III of the PSCO 1939 Mortgage by changing the percentages set forth in the first sentence of the first paragraph thereof and in the second paragraph thereof from “166-2/3%” to “ten-sevenths (10/7)”;
(d)    The modification of Section 8 of Article IV of the PSCO 1939 Mortgage by changing the percentages set forth in subdivisions (2) and (3) of the first paragraph and in the third and fourth paragraphs thereof from “166-2/3%” to “ten-sevenths (10/7)” and the percentages set forth in subdivision (4) of the first paragraph and n the fifth paragraph thereof from “60%” to “70%”;
(e)    The modification of Section 15 of Article IV of the PSCO 1939 Mortgage by changing the percentages set forth in subdivision (A) of the first paragraph thereof from “166‑2/3%” to “ten-sevenths (10/7)” and the percentages set forth in subdivision (A) of the first paragraph and in the second paragraph thereof from “60%” to “70%”;
(f)    The modification of Section 23 of Article IV of the PSCO 1939 Mortgage by changing the percentage set forth in subsection (e)f thereof from “60%” to “70%”;
(g)    The modification of Section 3 of Article VII of the PSCO 1939 Mortgage by changing the percentage set forth in clause (ii) thereof from “60%” to “70%”; and
(h)    The modification of Section 9 of Article VII of the PSCO 1939 Mortgage by changing the percentages set forth in subdivision (1) of the first paragraph and in the second paragraph thereof from “166-2/3%” to “ten-sevenths (10/7).”
19.    The deletion of Section 17 of Article IV of the PSCO 1939 Mortgage and all references thereto.

The foregoing Indenture of Public Service Company of Colorado,
Dated as of October 1, 1993, was recorded or filed as follows:

COUNTY	DATE	TIME	REFERENCE
Adams	Oct. 13, 1993	01:35 P.M.	Reception No. B1183903	Book 4170,	Page 324
Alamosa	Oct. 12, 1993	03:00 P.M.	Reception No. 265666	Book 475,	Page 160
Arapahoe	Oct. 13, 1993	04:07 P.M.	Reception No. 141032	Book 7186,	Page 383
Archuletta	Oct. 12, 1993	0221 P.M.	Reception No. 93006202	Book ,	Page
Bent	Oct. 12, 1993	11:35 A.M.	Reception No. 278521	Book 435,	Page 1
Boulder	Oct. 13, 1993	03:04 P.M.	Reception No. 01347991	Film 1888,	Page
Chaffee	Oct. 14, 1993	11:00 A.M.	Reception No. 269673	Book 539,	Page 518
Clear Creek	Oct. 12, 1993	02:25 P.M.	Reception No. 163701	Book 505,	Page 631
Conejos	Oct. 13, 1993	09:56 A.M.	Reception No. 205693	Book 354,	Page 776
Costilla	Oct. 13, 1993	09:00 A.M.	Reception No. 191898	Book 291,	Page 117
Crowley	Oct. 13, 1993	08:40 A.M.	Reception No. 148850	Book 244,	Page 195
Delta	Oct. 13, 1993	09:37 A.M.	Reception No. 471619	Book 709,	Page 50
Denver	Oct. 12, 1993	11:24 A.M.	Reception No. 9300139814	Book ,	Page
Dolores	Oct. 14, 1993	12:50 P.M.	Reception No. 133132	Book 260,	Page 300
Douglas	Oct. 12, 1993	03:08 P.M.	Reception No. 9348340	Book 1154,	Page 1
Eagle	Oct. 12, 1993	04:48 P.M.	Reception No. 518046	Book 621,	Page 978
Elbert	Oct. 12, 1993	03:01 P.M.	Reception No. 313722	Book 480,	Page 183
El Paso	Oct. 12, 1993	01:38 P.M.	Reception No. 002368410	Book 6282,	Page 51
Fremont	Oct. 12, 1993	01:30 P.M.	Reception No. 608790	Book 1154,	Page 31
Garfield	Oct. 12; 1993	02:20 P.M.	Reception No. 453596	Book 878,	Page 193
Gilpin	Oct. 12, 1993	02:20 P.M.	Reception No. 79260	Book 551,	Page 413
Grand	Oct. 12, 1993	12:45 P.M.	Reception No. 93010260	Book ,	Page
Gunnison	Oct. 12, 1993	04:30 P.M.	Reception No. 446179	Book 733,	Page 1

Huerfano	Oct. 12, 1993	11:15 A.M.	Reception No. 9244	Book 21M,	Page 316
Jefferson	Oct. 13, 1993	09:30 A.M.	Reception No. 93163438	Book ,	Page
Kiowa	Oct. 12, 1993	01:00 P.M.	Reception No. 249124	Book 409,	Page 40
La Plata	Oct. 12, 1993	03:38 P.M.	Reception No. 655580	Book ,	Page
Lake	Oct. 12, 1993	03:00 P.M.	Reception No. 305501	Book 506,	Page 635
Larimer	Oct. 13, 1993	10:23 A.M.	Reception No. 93075587	Book ,	Page
Logan	Oct. 12, 1993	01:10 P.M.	Reception No. 606328	Book 874,	Page 484
Mesa	Oct. 12, 1993	12:06 P.M.	Reception No. 1656362	Book 2014,	Page 129
Moffat	Oct. 12, 1993	11:00 A.M.	Reception No. 350044	Book ,	Page
Montezuma	Oct. 13, 1993	10:10 A.M.	Reception. No. 435373	Book 0679,	Page 756
Montrose	Oct. 12, 1993	03:06 P.M.	Reception No. 591244	Book 862,	Page 281
Morgan	Oct. 12, 1993	12:54 P.M.	Reception No. 738426	Book 959-60,	Page 857
Ouray	Oct. 13, 1993	11:08 A.M.	Reception No. 154688	Book 221,	Page 500
Park	Oct. 14, 1993	10:00 A.M.	Reception No. 417879	Book 504,	Page 365
Pitkin	Oct. 14, 1993	03:56 P.M.	Reception No. 362054	Book 726,	Page 791
Prowers	Oct. 12, 1993	02:00 P.M.	Reception No. 462785	Book ,	Page
Pueblo	Oct. 12, 1993	11:54 A.M.	Reception No. 1021381	Book 2685,	Page 768
Rio Blanco	Oct. 12, 1993	02:18 P.M.	Reception No. 249980	Book 506,	Page 838
Rio Grande	Oct. 13, 1993	11:46 A.M.	Reception No. 337091	Book 450,	Page 43
Routt	Oct. 12, 1993	11:12 A.M.	Reception No 428347	Book 689,	Page 2575
Saguache	Oct. 13, 1993	11:05 A.M.	Reception No. 304092	Book 486,	Page 625
San Juan	Oct. 13, 1993	10:27 A.M.	Reception No. 136438	Book 240,	Page 702
San Miguel	Oct. 12, 1993	04:05 P.M.	Reception No. 287896	Book 518,	Page 813
Sedgewick	Oct. 12, 1993	02:15 P.M.	Reception No. 179877	Book 203,	Page 55
Summit	Oct. 12, 1993	01:40 P.M.	Reception No. 453148	Book ,	Page
Teller	Oct. 13, 1993	08:00 A.M.	Reception No. 412373	Book 698,	Page 104

Washington	Oct. 12, 1993	11:20 A.M.	Reception No. 802111	Book 925,	Page 955
Weld	Oct. 13, 1993	09:54 A.M.	Reception No. 2354434	Book 1406,	Page 1
Colorado Sec. of State	Oct. 8, 1993	10:22 A.M.	Reception No. 932073751	Book ,	Page

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